                               AGREEMENT OF LEASE

Made as of this 21st day of August,  2003, by and between HUNTINGTON  QUADRANGLE
2, LLC,  a New York  general  partnership  having  its  principal  office at 100
Jericho  Quadrangle,  Jericho,  New  York  11753,  hereinafter  referred  to  as
"Landlord" and FALCONSTOR  SOFTWARE  INC., a Delaware  corporation  with offices located at 125 Baylis Road,  Suite 140,  Melville,  New York 11747,  hereinafter referred to as "Tenant".

     WITNESSETH:  Landlord and Tenant hereby covenant and agree as follows:

SPACE

     1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the space consisting of the entire second floor, known as Suite # 2S-01 and part of the first  floor (for UPS room and for storage for  Tenant's  exclusive  use)
substantially as shown on the rental plan initialed by the parties and made part hereof  as  Exhibit  1 in  the  building  known  as Two  Huntington  Quadrangle,
Melville,  New York  11747  (the  "Building"),  hereinafter  referred  to as the
"Demised Premises".  Additionally,  Tenant shall be permitted to use portions of the Building as are required in order to interconnect  the equipment  located in the UPS room with the  equipment  located  in the  Demised  Premises,  including cabling,  wire and  conduit  now  existing  or  installed  in order to make such connections  and that  portion of the common  area  located on the second  (2nd)
floor and shown as the  crosshatched  portion of  Exhibit 1 attached  hereto and made a part  hereof.  The parties  agree that for all purposes of this lease the total  Demised  Premises  consist of a total of 45,343 of  rentable  square feet inclusive of three separate spaces:

    Space 1:   22,939 sq. ft. [22,405 on 2nd Floor and 534 sq. ft. on lst Floor]
               ("Space 1")
    Space 2:   11,202 sq. ft. ("Space 2")
    Space 3:   11,202 sq. ft. ("Space 3")

Tenant shall also be permitted to use, on a non-exclusive  basis, in common with other tenants at the Building,  the common facilities of the Building.  Such use of such facilities  shall be subject to such reasonable  rules,  regulations and procedures  governing  the use  thereof  as  Landlord  shall  from  time to time promulgate.  Tenant shall also be permitted  to use the  easternmost  mechanical room on the 2nd floor  (denoted  "MR" on attached  Exhibit 1) as it is currently being utilized.

TERM

     2. The term of this lease shall  commence on November 1, 2003,  hereinafter referred to as the "Term Commencement Date", and shall terminate on February 28,
2012,   hereinafter  referred  to  as  the  "Expiration  Date",  unless  earlier terminated or extended as provided herein.

     On the Term  Commencement  Date Tenant shall take possession and control of
Space 1 of the Demised Premises until the Expiration Date or earlier termination of this lease. On November 1, 2004 (the "Second Space Commencement Date") Tenant
shall take  possession and control of Space 2 of the Demised  Premises until the
Expiration  Date or earlier  termination of this lease. On November 1, 2005 (the
"Third Space  Commencement  Date") Tenant shall take  possession  and control of
Space 3 of the Demised Premises until the Expiration Date or earlier termination of this lease. In the event that the Demised  Premises shall become vacant prior to the Term  Commencement  Date,  Tenant shall be permitted  access for the sole purpose of commencement  of construction  provided that Tenant has delivered all required  permits and certificates of insurance and Landlord has provided Tenant written consent for the work to be performed.

     If,  on the  foregoing  dates  specified  for the Term  Commencement  Date,
"Landlord's Initial  Construction" (as defined in Article 5 hereof) shall not be
"substantially  completed",  then the Term  Commencement Date shall be postponed until the date on which Landlord's Initial  Construction shall be "substantially completed" and the term of this lease  (hereinafter  referred to as the "Demised
Term")  shall be  extended  so that the  Expiration  Date shall be 8 years and 4 months  after  the last day of the  month in which  the Term  Commencement  Date occurs  and the  abatement  of rent  described  in  Article  3A below,  shall be adjusted  accordinnly.  "Substantially  completed"  as used herein is defined to mean when the only items of Landlord's Initial  Construction to be completed are those which do not  materially  interfere with the Tenant's use and occupancy of the demised Premises. Should the Term Commencement Date be a date other than the first day of the month, the tenant shall pay a pro rata portion of the rent from such  date  to the  first  day of  the  following  month.  Landlord  shall  make commercially reasonable efforts to deliver possession of the Demised Premises to tenant on the Term  Commencement  Date. If possession to the Demised Premises is not  delivered  on or before  January  1, 2004,  Tenant  shall have the right to terminate this lease, shall have no further  obligations  hereunder and shall be refunded any monies delivered to Landlord upon the signing of this lease.

                               FalconStor Page 1

RENT

     3. A.  Provided  that Tenant is not in monetary or other  material  default with the terms of this lease, no monthly payments of base annual rental shall be due during the second (2nd), third (3rd), fourth (4th) and fifth (5th) months of the Demised Term.  The base annual rental rate payable by Tenant is set forth on the attached Exhibit 2, the ("rent") which Tenant agrees to pay in equal monthly installments  in advance,  on the first day of each  calendar  month  during the
Demised Term at the office of  Landlord,  except that Tenant shall pay the first monthly installment on execution hereof.  Tenant shall pay the rent as above and as hereinafter provided,  without any set off or deduction  whatsoever.  As used herein,  the term "Lease Year" shall mean each consecutive  twelve (12) calendar month period, the first such period commencing on the Term Commencement Date and ending  on the day  immediately  preceding  the  first  anniversary  of the Term
Commencement Date;  provided,  however, if the Term Commencement Date shall be a date  other than the first day of a calendar  month,  then the first  Lease Year shall  commence on the Term  Commencement  Date and shall end on the last day of the month in which the first  anniversary  of the Term  Commencement  Date shall occur.

        B. (intentionally omitted)

        C. If Tenant shall fail to pay when due any  installment of fixed annual rent or any payment of additional  rent for a period of five (5) days after such installment  or payment shall have become due,  Tenant shall pay interest on the amount of such  installment  outstanding  at the lesser rate of (i) four percent
(4%) per annum in  excess  of the prime  interest  rate of  Citibank,  N.A.,  as publicly announced from time to time or, if Citibank,  N.A. shall cease to exist or announce such rate, any similar rate designated by Landlord which is publicly announced  from  time to time by any other  bank in the City of New York  having combined capital and surplus in excess of One Hundred Million and 00/100 Dollars
($100,000,000)  ("Prime  Rate"),  or (ii) the maximum rate of interest,  if any, which Tenant may legally contract to pay, from the date when such installment or payment  shall have  become  due to the date of the  payment  thereof,  and such interest  shall be deemed  additional  rent.  In  addition,  Tenant shall pay to
Landlord a late fee in the amount of five percent  (5%) of such  overdue  amount
("Late Fee") to compensate Landlord for its administrative costs associated with such failure to timely pay. Such fee shall be deemed  additional  rent and shall be payable  immediately upon demand (the "Default  Rate").  This provision is in addition to all other rights or remedies available to Landlord for nonpayment of fixed annual rent or additional  rent under this lease and at law and in equity.
Notwithstanding  the foregoing,  Tenant shall be permitted one late payment (not exceeding 10 days after  written  notice from  Landlord) in each 12 month period without obligation to pay the Late Fee.

USE

     4. The Tenant shall use and occupy the Demised  Premises for  executive and administrative  offices, sales,  marketing,  training,  research and development
(normally and customarily  performed in similarly situated office buildings) and for any other use consistent with the foregoing and permitted by the certificate of occupancy and by law. In no event shall any research and development  include any  hazardous  activity or affect any other  tenants in the  Building.  Neither
Tenant, its successors, subtenants or assigns shall utilize the Demised Premises to  conduct  a  "boiler  room"  operation  as  such  term is  understood  in the securities business or a financial services business that is not a member of the
New York Stock Exchange.  The first floor UPS space shall be used exclusively by
Tenant and shall be maintained by Tenant at its sole cost and expense.

LANDLORD'S ALTERATIONS FOR TENANT

     5. Landlord shall deliver the premises as-is  inclusive of landscaping  and furniture  presently  owned and  abandoned  by the  outgoing  tenant,  SPHERION, computer room,  HVAC, UPS, and fire  suppression  systems and all abandoned data and telecommunication wiring. Landlord shall provide Tenant with any keys to the door and to files cabinets, etc. within its possession, to the Demised Premises.
Landlord makes no  representation  or warranty with respect to the extent of, or condition of, any  improvements  or assets which may be abandoned by SPHERION as provided  in  Exhibit 4  ("Abandoned  Items").  Any  Abandoned  Items so left by
SPHERION,  however,  shall not be removed by Landlord and remain for the use and enjoyment of Tenant during the Demised  Term.  Landlord,  at its expense,  shall provide metering for electrical and supplemental  HVAC equipment for the Demised
Premises.  Landlord  shall at its sole cost and  expense,  deliver  the  Demised
Premises  on the Term  Commencement  Date in  broom  clean  condition,  with all building and/or mechanical systems in good working order.  Landlord shall at its sole cost and expense,  configure the HVAC and  electrical  systems so that they are properly separated from SPHERION's first floor HVAC,  supplemental HVAC, UPS and electrical system (hereinafter "Landlord's Work").

UTILITIES

     6. Landlord,  during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on
Saturdays from 9:00 A.M. to 1:00 P.M. (Working Hours),  excluding legal holidays
(presently,  New Year's Day,  President's Day,  Memorial Day,  Independence Day,
Labor Day,  Thanksgiving  Day and  Christmas  Day),  shall  furnish the Demised.
Premises   with   heat  and   air-conditioning   (excluding   supplemental   air

                               FalconStor Page 2

conditioning) in the respective seasons, furnish elevator service to the Demised
Premises  and provide the Demised  Premises  with  electricity  for lighting and usual office equipment  pursuant to Article 8. During periods other than working hours,  Tenant  shall pay in  addition  to  electric  used  within  its  Demised
Premises,  for the electric required by the supplemental roof chiller to provide chilled water for after hours HVAC purposes. Landlord represents that there is a back-up  electrical  generator  for the Demised  Premises  and agrees to provide supplemental  air-conditioning to the Demised Premises  twenty-four (24) hours a day,  seven  days a week.  Landlord,  as a cost of  operation,  shall  maintain, repair,  replace and operate  the heating and  air-conditioning  systems and the generator. Tenant shall be solely responsible for the installation,  maintenance and operation of any air-conditioning systems to service Tenant's computer room.
Landlord,  at its sole cost and expense,  will install in the Demised Premises a submeter  for the  purpose  of  monitoring  and  measuring  Tenant's  electrical consumption  for lighting,  convenience  outlets,  heating,  ventilating and air conditioning, and other electrical use within the Demised Premises. Tenant shall pay to  Landlord  within  thirty  (30) days after  written  notice  therefor  by
Landlord,  all charges for such  electrical  consumption.  Such charges shall be equal to the  electricity  consumed  by Tenant  multiplied  by 105% of the rates actually charged to Landlord by the applicable utility company for such usage as determined in accordance with last sentence of paragraph 8 C. below.

LANDLORD'S REPAIRS AND MAINTENANCE

     7.  Landlord,  at its  expense,  will make all  repairs to and  provide the maintenance for the common areas and base systems, sidewalks,  parking areas and structure  (including  the roof and  foundation) of the Building as set forth in
Schedule  B,  except  such  repairs   (whether   structural  or  otherwise)  and
maintenance as may be necessitated  by the  negligence,  improper care or use of such premises and  facilities  by Tenant,  its agents,  employees,  licensees or invitees,  which  will be made by Tenant at  Tenant's  expense  as  provided  in
Article 12 hereof. Tenant acknowledges that Landlord shall have no obligation to
perform  its  repair  and  maintenance  obligations  hereunder,   except  during
Landlord's regular working hours, except in the event of an emergency and except for cleaning services,  snow removal and other maintenance obligations which are normally  performed outside normal business hours. If Tenant desires Landlord to perform  any such  repair and  maintenance  obligations  at any hours other than
Landlord's  regular working hours,  Landlord shall use its reasonable efforts to accommodate  Tenant's  request,  provided,  however,  that  Tenant  shall pay to
Landlord,  as additional  rent,  any  reasonable  overtime  charges  incurred by
Landlord as a result thereof.

     Landlord shall maintain the base building fire  suppression  system serving the  Building and the Demised  Premises  and will  complete and pay for any base building fire  suppression  improvements as may be required by law. Tenant shall
be  solely   responsible  for   maintenance,   repair  and  replacement  of  any
supplemental  system(s) installed by Tenant or prior tenants including SPHERION.
Tenant shall also be responsible for maintenance and replacement of any required fire extinguishers.

SERVICES

     8. A.  Landlord,  at its  expense,  shall  furnish  hot and cold  water for lavatory purposes and chilled potable water for drinking purposes.

        B.  Tenant  shall  pay for all  electric  which  is  separately  metered including lighting,  air conditioning,  electrical  outlets,  fan coils, and air handlers serving the Demised Premises in accordance with Article 6. The building water and hot water for the fan coil units and air  handlers  are  provided by a central  plant and the cost to operate  this  equipment  is included in the base rent.  Landlord  shall  furnish an  electrical  panel for the Demised  Premises, together with a submeter therefore at its sole cost and expense.

        C. Except as expressly otherwise provided herein,  Landlord shall not be obligated to furnish to Tenant or the Demised Premises any services or utilities of any kind or nature  whatsoever.  Tenant shall make arrangements with, and pay directly to, the public  utilities  servicing the building for the  installation and furnishing of any telephone or other services,  which Tenant deems necessary or desirable in connection  with its use and occupancy of the Demised  Premises.
Tenant  agrees that  electric  current will be supplied by Landlord,  and Tenant will pay Landlord,  as additional rent for the supplying of electric  current to the Demised Premises,  the amount as calculated pursuant to the last sentence of
Article 6 above.  The rates actually  charged during any billing period pursuant to which Landlord purchases  electricity for the Building shall be determined by dividing the total kw-hrs  consumed in the Building  during such period into the total amount of Landlord's  electric bill for the Building (including sales tax)
for such period.

        Bills  therefor  shall be rendered  monthly,  in  arrears,  and shall be deemed to be, and shall be paid as,  additional rent.  Landlord shall not in any way be liable or  responsible  to Tenant for any loss or damage or expense which
Tenant may  sustain or incur if either the  quantity  or  character  of electric service  is  changed  or  is no  longer  available  for  suitable  for  Tenant's requirements.  Upon  request,  Landlord  shall  provide  Tenant with  reasonable back-up documentation supporting the charges.

                               FalconStor Page 3

          If any tax is imposed upon Landlord's  receipt from the sale or resale of  electrical  energy to Tenant by any Federal,  State or Municipal  Authority,
Tenant  agrees that,  where  permitted by law, such taxes shall be passed on to, and  including  in the bill of,  and paid by,  Tenant to  Landlord.  In no event however shall the cost to Tenant for the supply of electric  energy be less than the cost to Landlord to supply electric energy to Tenant at the Demised Premises
(including any meter, company and other charges to which Landlord is subject).

        D. Landlord, at its expense, shall furnish cleaning services as detailed in Schedule B attached  hereto and made a part hereof,  to the Demised  Premises after business hours.

        E. Landlord  shall use  commercially  reasonable  efforts to continue to lease the cafeteria space in the Building.  If the cafeteria  ceases to operate,
Landlord shall use reasonable efforts to relet the space for similar use.

PARKING FIELD

     9. Tenant shall have the right to use 214 parking  spaces,  for the parking of  automobiles of the Tenant,  its employees and invitees,  in the parking area reserved  for  tenants of the  Building  (hereinafter  sometimes  referred to as
"Building  Parking Area") subject to the Rules and  Regulations now or hereafter adopted by Landlord. Tenant shall not use nor permit any of its officers, agents or employees to use any parking area other than the Building  Parking Area,  nor use in excess of Tenant's allotted number of spaces therein.  A violation of the parking rules shall not constitute a material  breach of this lease except where such  recurrent  excessive  use  exceeds  permissible  use by 10%  or  more  and adversely affects other tenants at "HQ l" or the Building.  Landlord agrees that it shall not  voluntarily  reduce the size of the Parking Field.  Tenant further acknowledges  that a  violation  of the  provisions  of  this  Article  9  shall constitute a material breach of the lease.

DIRECTORY

     10.  Landlord  will  furnish  in the lobby of the  Building  an  electronic directory which will contain listing(s)  reasonably  requested by Tenant.  There will be a charge of $25.00 for the replacement of listing(s).  Tenant shall have the right to  install  at its own cost and  expense  its  corporate  logo in the elevator lobby of the Demised  Premises  subject to the prior written consent of
Landlord not to be unreasonably withheld conditioned or delayed. Landlord agrees to arrange, at Tenant's request,  for the installation of up to four (4) parking banners in the parking area at Tenant's sole cost and expense.

TAXES

     11. A. Taxes. If the Taxes which would be assessable to the Landlord in any escalation year (without taking into  consideration any reductions or abatements granted to the  Landlord by the taxing  authorities  by reason of  vacancies  or other  hardships or  provisions  of law) shall be increased  above the Tax Base, then the Tenant shall pay to the Landlord as additional rent for such escalation year a sum equal to:
          Year 1:                                 6.4875%
          Year 2:                                 9.6555%
          Year 3 and thereafter:                 12.8236%

of such increases in Taxes (based on the ratio of the Demised  Premises  [22,939 square feet (Year One)  34,141  square  feet (Year Two) or 45,343  square  feet]
(Year Three and thereafter) premises area of square feet to the Building Area of
353,590  square feet)  ("Tenant's Tax Payment" or "Tax  Payment").  The tax base shall be total Taxes due for the tax year  2003/2004.  ("Base Year Taxes").  Any refund due to Tenant  shall be debited by  Tenant's  proportionate  share of all legal,  experts,  administrative  and other reasonable  costs,  fees or expenses incurred in connection with obtaining such reduction.

     The Tax Base does not  presently  include any  abatements  and shall not be deemed  reduced by virtue of any future  abatements for purposes of this Article
11.

        B. Definitions:  As used in and for the purposes of this Article 11, the following definition shall apply:

           i. The term "Taxes"  shall be deemed to include all real estate taxes and assessments,  special or otherwise and sewer rents,  upon or with respect to the  Building  and  the  land  allocated  to  it  including  all  parking  areas
(hereinafter called the "Real Property"). If, due to any change in the method of taxation, any franchise, income, profit, sales, rental use and occupancy, or

                               FalconStor Page 4

other tax shall be substituted  for, or levied against  Landlord or any owner of the Building or the Real Property in lieu of, any real estate taxes, assessments or sewer  rents  upon or with  respect to the Real  Property,  such tax shall be included in the term Taxes for the purposes of this Article.

           ii.  "Taxes"  shall  not  include  (i)  any   succession,   transfer,
inheritance,  capital stock,  excise,  excess profits,  occupancy or rent, gift, estate,  foreign ownership or control,  payroll or stamp tax of Landlord (unless to the  extent  that there  shall be a  governmental  substitution  of method of taxation), (ii) taxes which are paid by individual tenants (including, by way of example only, occupancy taxes), which shall be the obligation of such tenants as applicable  (other than taxes payable under  escalation  clauses similar to this
Article),  (iii) any penalties or late charges or interest resulting from a late payment imposed against Landlord with respect to real estate taxes,  assessments and the like or taxes of general application as opposed to those applicable only to owners or lessees of real property (provided Tenant is current in its payment of additional  rent),  or (iv) realty  transfer taxes or real property  transfer gains taxes (if any) imposed in connection  with the sale of or the lease of all or  substantially  all of the Land or the  Building.  In the event that a tax is instituted which is an income based or similar tax, Tenant's proportionate share of taxes shall be computed on the basis of the income of the  Landlord as if the
Building and assets related thereto were the Landlord's sole asset.

        C. Procedure For Invoicing And Payment Of Additional Rent.

           i.  Landlord  shall  render  to  Tenant  a  statement   containing  a
computation of additional rent due under this Article  ("Landlord's  Statement")
at any time and from  time to time as such  becomes  due.  Within  ten (10) days after the rendition of the Landlord's  Statement which shows  additional rent to be payable,  Tenant shall pay to Landlord the amount of such additional rent. On the first day of each month following  rendition of each  Landlord's  Statement,
Tenant shall pay to Landlord,  on account of the prospective  additional rent, a sum equal to one-twelfth (1/12th) of the annualized additional rent last paid by
Tenant.

           ii. Following each Landlord's Statement, Tenant shall be debited with any  additional  rent shown on such  Landlord's  Statement  to be  payable,  and credited  with the  aggregate  amount  paid by  Tenant  in  accordance  with the provisions  of subsection  11.C.i above on account of the  potential  additional rent.

           iii. The  obligations  of Landlord and Tenant under the provisions of this  Article 11 with  respect to any  additional  rent for any Lease Year shall survive the expiration or any sooner termination of the Demised Term.

           iv. In the event that Tenant challenges the amount of additional rent payable  pursuant to this  Article 11,  then,  as a condition  precedent  to the submission  of a dispute as to such amount to judicial  review,  and pending the determination  of any dispute,  Tenant shall promptly pay the additional rent as demanded by Landlord.  After such determination,  any adjustment in the disputed amount shall be made within thirty (30) days.

        D. In the event that Landlord  shall fail to pay Taxes when due,  Tenant shall have the right to pay the Taxes after 30 days prior notice to Landlord. If
Landlord  fails to pay the Taxes within  thirty (30) days after  written  notice from Tenant, and Landlord fails to provide Tenant with reasonable  justification therefore,  Tenant may pay such Taxes on  Landlord's  behalf and be  entitled to
reimbursement   from  Landlord  within  thirty  (30)  days  of  notice  of,  and satisfactory evidence of, such payment.

TENANT'S REPAIRS

     12. A. Except for  replacements  and repairs to the base Building  systems,
Tenant shall be  responsible  for all  non-structural  replacements  and repairs within the Demised Premises.  In furtherance thereof,  Tenant shall,  throughout the Demised  Term,  take good care of the Demised  Premises and the fixtures and appurtenances  therein  and,  at  Tenant's  sole  cost  and  expense,  make  all non-structural  repairs thereto, and, as required,  non-structural  replacements thereof,  as and when  needed to  preserve  the same in good  working  order and condition,  reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty,  excepted.  Notwithstanding the foregoing, all damage or injury  to  any  part  of  the  Building,  or to  the  fixtures,  equipment  and appurtenances thereof,  whether requiring structural or non-structural  repairs, caused by or resulting from carelessness,  omission, neglect or improper conduct of  Tenant,  Tenant's  servants,  employees,  invitees  or  licensees,  shall be repaired  promptly  by Tenant at its sole cost and  expense.  Tenant  shall also repair all damage to the  Building  caused by the moving of  Tenant's  fixtures, furniture or equipment.  Any repairs or  replacements to be made by Tenant shall be made with  commercially  reasonable  diligence,  in a  commercially  good and workmanlike  manner and so as not to unreasonably  interfere with other tenants'
use and  occupancy  of the  Building.  Tenant,  at its expense,  shall  maintain service  contracts on its  supplemental  and computer room HVAC,  fire alarm and suppression systems, and UPS system.

                               FalconStor Page 5

        B. Except as provided in Article 25 hereof,  there shall be no allowance to Tenant  for a  diminution  of rental  value and no  liability  on the part of
Landlord by reason of  inconvenience,  annoyance  or injury to business  arising from Landlord,  Tenant or others making any repairs,  alterations,  additions or improvements in or to any portion of the Building or the Demised Premises, or in or to fixtures,  appurtenances,  or  equipment  thereof,  and no liability  upon
Landlord  for failure of Landlord  or others to make any  repairs,  alterations, additions or improvements in or to any portion of the Building or of the Demised
Premises,  or in or to the fixtures,  appurtenances  or equipment  thereof.  Any repairs  which  Tenant may be required to carry out pursuant to the terms hereof may, upon prior written notice and reasonable opportunity to cure (except in the case of an  emergency)  at  Landlord's  option,  may be made by  Landlord at the expense of Tenant,  on the basis of cost plus ten (10%) percent of such cost and expense for overhead and an additional eight (8%) percent of the resulting total as a supervisory  fee, which shall be  collectible as additional  rent after the rendition  of a bill or  statement  therefor.  Landlord  shall  make  reasonable efforts, under the circumstances  presented,  to make any required repairs so as not to unreasonably interfere with Tenant's business.

FLOOR LOADING

     13.  The   emplacement  of  any  equipment  which  will  impose  an  evenly distributed floor load in excess of 50 pounds per square foot shall be done only after  written  permission  is  received  from the  Landlord  which shall not be unreasonably  withheld,  conditioned or delayed. Such permission will be granted only after  adequate  proof is furnished by a  professional  engineer  that such floor  loading will not endanger the  structure.  Landlord  represents  that the installations,  fixtures,  furniture and computer and office equipment currently operated and  existing in the Demised  Premises by IBM do not  presently  exceed
Landlord's maximum permitted floor load.

FIXTURES AND INSTALLATIONS

     14. All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Landlord or Tenant or others,  and whether at Landlord's  expense,  or Tenant's expense,  or the joint expense of  Landlord  and  Tenant,  shall  become and  remain  the  property  of
Landlord,  and shall remain upon and be  surrendered  with the Demised  Premises unless  Landlord,  within 30 days after written notice of such  installation  by notice to Tenant  prior to the  installation  of same  notifies  Tenant  that it requires Tenant, at Tenant's expense,  to remove same at the termination of this lease.  Tenant  shall not be  required  to remove any  appurtenances,  fixtures, improvements  or additions  existing in the Demised  Premises  prior to the Term
Commencement  Date.  Nothing  in this  Article  shall be  construed  to  prevent
Tenant's removal of trade fixtures,  furniture or any other personal property of
Tenant, but upon removal of any such trade fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense,  repair and restore the Demised  Premises to the condition  existing prior to  installation  and repair any damage to the Demised
Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the Demised Term  remaining in the Demised
Premises  after  Tenant's  removal  shall be deemed  abandoned  and may,  at the election  of  Landlord,  either be  retained  as  Landlord's  property or may be removed from the Demised Premises at Tenant's expense.  All the outside walls of the Demised Premises  including corridor walls and the outside entrance doors to the Demised Premises,  any balconies,  terraces or roofs adjacent to the Demised
Premises,  and any space in the Demised Premises used for shafts, stacks, pipes, conduits,  ducts or other building  facilities,  and the use thereof, as well as access thereto in and through the Demised Premises for the purpose of operation, maintenance,  decoration  and repair,  are expressly  reserved to Landlord,  and
Landlord  does not  convey  any rights to Tenant  therein.  Notwithstanding  the foregoing,  Tenant  shall  enjoy  full right of access to the  Demised  Premises through the public  entrances,  public  corridors  and public  areas  within the
Building and the loading dock area,  twenty-four  hours a day, seven days a week
(except  in the  event  of an  emergency  required  maintenance  work  or  other condition not directly within control of Landlord).

ALTERATIONS

     15.  A.  Tenant  shall  make no  alterations,  decorations,  installations, additions or improvements in or to the Demised  Premises which would require the filing of a building permit or otherwise  require approval of a municipal agency
without   Landlord's   prior  written   consent  (which  consent  shall  not  be
unreasonably withheld,  conditioned or delayed), and then only by contractors or mechanics  approved by Landlord and at such times and in such manner as Landlord may  from  time to time  designate  which  approval  shall  not be  unreasonably withheld,  conditioned  or delayed.  Tenant may make  alterations  during normal business hours unless to do so would interfere with the quiet enjoyment of other
Tenants in the Building.  Tenant shall notify Landlord as to when such work will commence,  such notice to be given at least five (5) business  days prior to the commencement  thereof.  Landlord shall have the right to make inspections of any such work being carried out by Tenant or on Tenant's behalf at reasonable  times during  business  hours,  upon  reasonable  notice  (except  in the  case  of an emergency)  during the progress of such work. Tenant shall be entitled to have a representative  present  (except in the case of an emergency).  Anything  herein contained to the contrary notwithstanding,  the consent requirements and payment of Landlord's  Supervisory  Fee set forth in this Article 15A shall not apply to

                               FalconStor Page 6

non-structural  alterations or other alteration,  decorative alterations costing less than $25,000 in the aggregate per project, or painting and carpeting.

        B.  All  installations  or  work  done  by  Tenant  shall  be  done in a commercially good and workmanlike manner and shall at all times comply with:

           i. Laws,  rules,  orders and regulations of governmental  authorities having jurisdiction thereof.

           ii. Rules and  regulations of Landlord,  as promulgated  from time to time.

           iii.  Plans and  specifications  prepared  by and at the  expense  of
Tenant  theretofore  submitted to Landlord for its prior written  approval which shall not be unreasonably withheld,  conditioned or delayed; no installations or work shall be undertaken,  started or begun by Tenant,  its agents,  servants or employees,  until  Landlord  has  approved  (which  shall  not  be  unreasonably withheld,  conditioned  or delayed) such plans and  specifications  and shall be subject to Landlord's  supervisory  fee charge of five (5%) percent of the total value of the work to be performed;  and no amendments or auditions to such plans and  specifications  shall be made without the prior written consent of Landlord
(which shall not be unreasonably withheld,  conditioned or delayed) and shall be subject to Landlord's  supervisory  fee charge of five (5%) percent of the total value of work to be performed . If Landlord performs the alterations for Tenant,
Tenant shall not be subject to any  supervisory  fee.  Standard  painting and/or carpeting shall not be subject to the supervisory fee charge.

          Tenant agrees that it will not,  either  directly or indirectly,  use, suffer or permit any contractors,  sub-contractors and/or labor and/or materials if the use of such  contractors  and/or  labor  and/or  materials  would or will create any difficulty with other  contractors  and/or labor engaged by Tenant or
Landlord or others in the  construction,  maintenance  and/or  operation  of the
Building or any part  thereof.  Tenant  shall,  before  making any  alterations, additions,  installations or improvements,  at its expense,  obtain all permits, approvals and certificates  required by any  governmental or  quasi-governmental bodies and (upon  completion)  certificates of final approval  thereof and shall deliver promptly  duplicates of all such permits,  approvals and certificates to
Landlord  and Tenant  agrees to carry and will cause  Tenant's  contractors  and sub-contractors  material persons to carry such workmen's compensation,  general liability,  personal  and  property  damage  insurance  as Landlord may require.
Tenant agrees to obtain and deliver to Landlord,  after the construction  and/or alterations have been completed, written and unconditional waivers of mechanic's liens upon the real property in which the Demised Premises are located,  for all property in which the Demised  Premises  are  located,  for all work,  labor and services  performed and materials  furnished in connection  with such work after payment therefor,  signed by all contractors,  sub-contractors,  materialmen and laborers involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Demised Premises, or the Building, for work claimed to have been done for,  or  materials  furnished  to,  Tenant,  whether or not done pursuant to this Article the same shall be  discharged or bonded (and removed as a lien) by Tenant within thirty (30) days thereafter,  at Tenant's  expense,  by filing the bond required by law.  Failure to so discharge or bond any mechanic's lien shall be a material default under this lease.

        C. Anything  contained  herein to the contrary  notwithstanding,  Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised  Premises which shall in any way affect utility services or plumbing and electrical  lines.  Moreover,  Landlord shall not be deemed to have acted  unreasonably  for withholding  consent to any  alterations,  decorations, installations,  additions or improvements which: (i) involve or might affect any structural or exterior  element of the Building  outside the Demised Premises or the  Building,  or (ii) will  require  unusual  expense to readapt  the  Demised
Premises to normal office use on the  expiration of the Demised Term or increase the cost of  construction  or of  insurance  or taxes on the  Building or of the services called for hereunder unless Tenant first gives assurances acceptable to
Landlord for payment of such increased cost and that such  re-adaptation will be made prior to the Expiration Date without expense to Landlord.

REQUIREMENTS OF LAW

     16.  A.  Tenant,   at  Tenant's  cost,  shall  comply  with  all  laws  and
governmental rules and regulations arising out of or relating to Tenant's manner of use and occupancy of the interior of Demised  Premises.  Notwithstanding  the foregoing,  as it may relate to the base  building  only and the  existing  fire suppression  system servicing the Demised  Premises,  Tenant shall not be liable with  respect to the fire  suppression  system and the repair,  replacement  and maintenance  of such systems shall be performed by Landlord at its sole cost and expense.

          B.  Tenant  shall not permit any  "Hazardous  Materials"  (as  defined below) in the Demised  Premises.  The term  Hazardous  Materials  shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products,  and substances defined or listed as "hazardous  substances" or
"toxic   substances"  or  similarly   identified  in  or  pursuant  to  laws  or
governmental   rules  and  regulations   including,   but  not  limited  to  the
Comprehensive  Environmental  Response Compensation and Liability Act of 1980 as
amended, 42 U.S.C. ss.9601, et sec., the Hazardous Materials Transportation Act,
49 U.S.C.  ss. 1802,  et sec.,  the Resource  Conservation  and Recovery Act, 42
U.S.C. ss.6901, et sec., the Toxic Substance Control Act of 1976, as amended, 15
U.S.C. ss.2601, et sec., and the Clean Water Act, 33 U.S.C ss. 446 et sec., as

                               FalconStor Page 7

amended. Landlord represents that it has no knowledge of any Hazardous Materials at the Demised  Premises or the Building  which are in  violation of  applicable law.

          C. Tenant shall indemnify,  defend and hold harmless  Landlord from or against any and all claims, actions or proceedings arising from Tenant's failure to comply with Article 16.A and/or 16.B and all costs,  expenses and liabilities incurred  in  connection  with any such  claim or action or  proceeding  brought thereon.  Tenant,  upon notice from  Landlord,  agrees that Tenant,  at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefor  reasonably  satisfactory  to Landlord.  Tenant's  liability under this lease  extends  to the acts  and  omissions  of any  subtenant,  and any  agent, contractor, employee, invitee or licensee of Tenant or any subtenant.

          D. Landlord shall  indemnify,  defend and hold Tenant harmless from or against any and all  claims,  actions or  proceedings  arising  from  Landlord's breach of its representation  contained in the last sentence of Article 16.B and all costs,  expenses and liabilities  incurred in connection with any such claim or action or  proceeding  brought  thereon.  Landlord,  upon notice from Tenant, agrees that Landlord,  at Landlord's expense,  will resist or defend such action or proceeding.

END OF TERM

     17. A. Upon the expiration or other sooner termination of the Demised Term,
Tenant shall quit and surrender to Landlord the Demised  Premises,  broom clean, in good order and condition,  ordinary wear and tear excepted,  and Tenant shall remove  all of its  property  (excluding  such  property  stated to  remain  the property of Landlord pursuant to Article 14), and shall repair all damage to the
Demised  Premises or the Building  occasioned by such removal.  Any property not removed from the Demised Premises shall be deemed abandoned by Tenant and may be disposed  of in any  manner  deemed  appropriate  by the  Landlord  at  Tenant's expense. Tenant expressly waives, for itself and for any person claiming through or under  Tenant,  any rights which Tenant or any such person may have under the provisions  of Section 2201 of the New York Civil  Practice Law and Rules and of
any successor law of like import then in force,  in connection with any holdover summary  proceedings  which  Landlord  may  institute  to enforce the  foregoing provisions  of this  Article.  Tenant's  obligation  to observe or perform  this covenant shall survive the expiration or other sooner termination of the Demised
Term. If the last day of the Demised Term or any renewal  hereof falls on Sunday or a legal  holiday,  this lease shall expire on the  business  day  immediately preceding.

          B. Tenant acknowledges that possession of the Demised Premises, unless otherwise  agreed,  must be  surrendered to Landlord at the expiration or sooner termination  of the Demised  Term.  Tenant  hereby  agrees to indemnify and save
Landlord harmless against any and all costs, damages,  claims, loss or liability resulting  from  delay  by  Tenant  in so  surrendering  the  Demised  Premises, including, without limitation, any claims made by any succeeding tenant, founded on such  delay.  The  parties  recognize  and agree that the damage to  Landlord resulting  from any  failure by Tenant  timely to  surrender  possession  of the
Demised  Premises as aforesaid  will be extremely  substantial,  will exceed the amount of monthly rent theretofore payable hereunder,  and will be impossible of accurate measurement.  Tenant therefore agrees that if possession of the Demised
Premises is not  surrendered to Landlord on or before the date of the expiration or other sooner  termination of the Demised Term, time being of the essence with respect  thereto,  then,  in  addition  to any  other  remedies  and/or  damages otherwise  available  to  Landlord  hereunder  or at law,  Tenant  agrees to pay
Landlord,  for each month and for each  portion of any month during which Tenant holds over in the Demised  Premises  thirty (30) days after  expiration or other sooner  termination  of the Demised  Term, a sum equal to two (2) times the rent and additional rent (inclusive of escalations)  that was payable per month under this  lease  during  the  last  month  of the  term  thereof.  Tenant  shall  be responsible for the rent and additional rent payable under this Lease during the first month Tenant holds over after the expiration or sooner termination of this
Lease.  Nothing  contained  herein shall be construed to  constitute  Landlord's consent to Tenant  remaining in  possession  of the Demised  Premises  after the expiration or other termination of the Demised Term.  Landlord shall be entitled to pursue any action  necessary to recover  immediate  possession of the Demised
Premises  notwithstanding  Tenant's  payment  of  the  aforementioned  sum.  The aforesaid  provisions of this  paragraph  shall survive the expiration or sooner termination of the Demised Term.

QUIET ENJOYMENT

     18.  Landlord  covenants and agrees with Tenant that upon Tenant paying the rent and additional  rent and observing and performing all the terms,  covenants and  conditions  on  Tenant's  part to be  observed  and  performed,  Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term without hindrance or molestation  by anyone  claiming by or through  Landlord,  subject, nevertheless,  to the terms,  covenants and conditions of this lease  including, but not limited to,  Article 23. Tenant  acknowledges  that Landlord is granting similar quiet enjoyment to other tenants in the Building.  Tenant  covenants and agrees not to do,  suffer or permit  anything that would breach any such similar covenant.

                               FalconStor Page 8

SIGNS

     19.  No signs may be put on or in any  window  nor on the  exterior  of the
Building. Any signs or lettering in the public corridors or on the doors must be submitted to Landlord for approval before installation, which approval shall not be unreasonably withheld, conditioned or delayed.

RULES AND REGULATIONS

     20. Tenant and Tenant's agents,  employees,  visitors,  and licensees shall faithfully comply with the Rules and Regulations set forth on Schedule D annexed hereto  and made  part  hereof,  and with  such  further  reasonable  Rules  and
Regulations  as  Landlord  at any time may make and  communicate  in  writing to
Tenant which, in the Landlord's judgment,  shall be reasonably necessary for the reputation,  safety, care or appearance of the Building and land allocated to it or the  preservation  of good order therein,  or the operation or maintenance of the Building,  its equipment and such land, or the more useful  occupancy or the comfort of the tenants or others in the Building.  Landlord  shall not be liable to Tenant for the violation of any of said Rules and Regulations,  or the breach of any covenant or condition of any lease by any other tenant  (including  their agents, guests,  employees and invitees) in the Building.  Rules and Regulations shall be uniformly applied to the tenants of the Building where possible.

       Tenant's  provisions  for  meals  for its  employees  at  times  when the cafeteria  is closed will not violate the "no  catering"  provision of the Rules and  Regulations.  Tenant shall pay for any incremental  extermination  costs or other costs directly resulting from such provisions.

ASSIGNMENT AND SUBLETTING

   21. A. Tenant, for itself, its successors,  under-tenants and assigns (all of the foregoing hereinafter referred to as the "Tenant"), expressly covenants that it shall not assign,  mortgage or encumber this lease,  nor underlet the Demised
Premises or any part thereof,  or license or permit the Demised  Premises or any part  thereof to be used by others,  without  the prior  written  consent of the
Landlord in each instance and upon due  compliance  with the  provisions of this
Article  21.  Landlord  shall not,  unreasonably  withhold,  condition  or delay consent to a sublet  request  consistent  with the terms hereof.  Landlord shall have 30 days after receipt of a written complete application to accept or reject such application.  If the application is not accepted or rejected within said 30 day period, it shall be deemed accepted.

       B. Intentionally deleted.

       C. Prior to  requesting  the approval of Landlord to an  assignment  or a subletting  as  hereinafter  provided,  Tenant  shall,  by notice as provided in
Article 35, advise the Landlord of all the terms,  covenants  and  conditions of the Tenant's proposed sublease or assignment,  including providing Landlord with a  true,  accurate  and  complete  copy  of  the  agreement  with  the  proposed assignee/subtenant.  In the event of a subleasing  of 75% or more of the Demised
Premises,  Tenant shall offer to the Landlord the option:  (i) to terminate  the lease as of the last day of any  calendar  month of the term  hereof,  which day shall be prior to the effective  date of such proposed  sublease or  assignment, and after Landlord's  Acceptance Period (as such phrase is hereinafter defined), and to vacate and surrender the Demised Premises to Landlord; or (ii) to execute a sublease for the said space with the Landlord on the same terms and conditions as are contained in the proposed sublease.  Landlord shall have thirty (30) days after the  receipt of such offer to accept in writing  either or neither of such offers ("Landlord's Acceptance Period").

       D. Upon Tenant's due  compliance  with the  aforesaid  provisions of this
Article  21, and if  Landlord  shall not  accept  either of  Tenant's  aforesaid offers,  Landlord  agrees not to unreasonably  withhold,  condition or delay its consent to an assignment or subletting,  provided that the Tenant is not then in default beyond any  applicable  notice and cure period under this lease and that the  proposed  assignee or  under-tenant  is  financially  responsible,  of good reputation  and engaged in a business  compatible  with the  business  generally carried on in the Building and that the proposed  assignment  or sublease  would not be inconsistent with any agreement  previously made with any other tenant or mortgagee, and further provided that such assignee or under-tenant shall execute and deliver to Landlord an assumption agreement wherein it agrees to perform all the  obligations  of the  Tenant  under  this  lease  in  form  appropriate  for recording,  and provided,  in the case of a sublease that the annual rental rate under such sublease is not less than the prevailing  rate per square foot at Two
Huntington Quadrangle, Melville, NY.

       E. No assignment of this lease or  underletting  of the Demised  Premises shall release or discharge the Tenant  hereunder from any of its  obligations to be  performed  under this lease.  The consent by  Landlord to an  assignment  or underletting  shall not in any way be construed to relieve Tenant from obtaining the  express  consent  in writing  of  Landlord  to any  further  assignment  or underletting.

       F. If Tenant is a  corporation,  Tenant  may assign  this  lease  without
Landlord's  consent,  to any successor by merger or consolidation,  provided (i)
that a copy of said assignment, in recordable form, is delivered to the Landlord containing a full  assumption  by the  assignee of all the Tenant's  obligations hereunder and (ii) that such successor shall have had, for each of its prior two

                               FalconStor Page 9

(2) fiscal years,  a net worth equal to or greater than  Tenant's net worth.  In the event that such  successor  shall be unable to  satisfy  the  provisions  of sub-clause (ii) above, as a condition to such  assignment,  such successor shall post additional security equal to four (4) months of the then current total base annual rent and additional rent.

       G. Except as expressly  otherwise  provided in Section 21.F hereof,  the following  shall be deemed an  "assignment"  of this lease for the  purposes  of
Article  21:

           i. an assignment of a part interest in this lease;

          ii. one or more sales or transfers,  by operation of law or otherwise, or creation of new stock or issuance of additional shares of stock, resulting in a transfer  of at least  fifty-one  (51%)  percent of the  outstanding  stock of
Tenant, if Tenant is a corporation,  or of any corporate subtenant,  except that the  transfer of the  outstanding  capital  stock of any  corporate  tenant,  or subtenant,  shall be deemed not to include  the sale of such stock by persons or parties,  through the "over-the-counter  market" or through any recognized stock exchange;

          iii. Tenant's entering into a takeover agreement affecting this lease.

       For the  purposes  of this  Article  21,  a  modification,  amendment  or extension of a sublease shall be deemed a sublease.

       H. If Tenant assigns, sells, conveys,  transfers,  mortgages,  pledges or sublets this lease, the Demised Premises, or any portion thereof in violation of this Article 21, or if the Demised  Premises are occupied by anybody  other than
Tenant,  Landlord  may collect rent from any  assignee,  sublessee or anyone who claims  a right  to this  Agreement  or  letting  or who  occupies  the  Demised
Premises, and Landlord shall apply the net amount collected to the annual rental herein reserved;  and no such collection shall be deemed a waiver by Landlord of the  covenants  contained in this Article nor an  acceptance  by Landlord of any such  assignee,  sublessee,  claimant or  occupant  as Tenant,  nor a release of
Tenant from the further performance by Tenant of the covenants contained herein.

       I. Tenant shall pay to Landlord, as additional rent, the sum of $1,000 to cover cost of Landlord's  attorneys' fees and administration costs in connection with any permitted subletting or assignment pursuant to this Article 21.

ACCESS TO PREMISES

   22. A.  Landlord or  Landlord's  agents  shall have the right to enter and/or pass through the Demised Premises at all times to examine the same, to show them to mortgagees,  ground lessors,  prospective purchasers or lessees or mortgagees of the  Building,  adjusters  or any other  persons,  and to make such  repairs, improvements  or  additions as Landlord  may deem  necessary  or  desirable  and
Landlord shall be allowed to take all material into and upon and/or through said
Demised Premises that may be required therefor. Landlord's access to the Demised
Premises  shall be  limited  to once  per  month at  reasonable  times  and upon reasonable  notice (except during the last 12 months of the term or in the event of an  emergency  or  necessary  repairs).  During the one (1) year prior to the expiration of the Demised  Term,  or any renewal term,  Landlord may exhibit the
Demised  Premises to prospective  tenants or purchasers at all reasonable  hours and without unreasonably interfering with Tenant's business. If Tenant shall not be  personally  present to open and permit an entry into said  premises,  at any time,  when for any reason an entry therein  shall be necessary or  permissible,
Landlord  or  Landlord's  agents  may  enter the same by a master  key,  without rendering  Landlord or such agent liable therefor (if during such entry Landlord or  Landlord's  agents  shall  accord  reasonable  care to  Tenant's  property).
Landlord  shall  use  reasonable   efforts  to  comply  with  Tenant's  security
procedures (except in the case of an emergency). If during the last month of the
Demised  Term,  Tenant shall have removed all or  substantially  all of Tenant's property  there  from,  Landlord  may  immediately  enter,  alter,  renovate  or redecorate  the Demised  Premises  without  limitation  or abatement of rent, or incurring  liability to Tenant for any  compensation  and such act shall have no effect on this lease or Tenant's obligations  hereunder.  Landlord shall provide
Tenant with 194  building  access  cards.  Landlord  shall  provide  Tenant with additional building access cards at a charge of $25.00 per card.

       B.  Landlord  shall  also have the right at any  reasonable  time to use, maintain and replace pipes and conduits in and through the Demised  Premises and to erect new pipes and  conduits  therein  provided  they are placed  within the walls or above the  ceilings,  to change  the  arrangement  and/or  location  of entrances or passageways, doors and doorways, and corridors,  elevators, stairs, toilets or other public parts of the Building,  provided, however, that Landlord shall  make no  change  in the  arrangement  and/or  location  of  entrances  or passageways or other public parts of the Building which will adversely affect in any material  manner  Tenant's use and enjoyment of the Demised  Premises unless required by law or governmental  authority.  Landlord shall also have the right, at any time, to name the Building, to display appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or

                               FalconStor Page 10

designation by which the Building is commonly known, provided it is not the name of any of Tenant's competitors.

       C.  Neither  this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse  connecting  with any other  building  or to any  public  conveniences,  and the use of such doors and passages  and  concourse  and  of  such  conveniences  may be  regulated  and/or discontinued  at any time and from time to time by  Landlord  without  notice to
Tenant.

       D. The  exercise  by  Landlord  or its  agents of any right  reserved  to
Landlord  in this  Article  shall  not  constitute  an  actual  or  constructive eviction,  in whole or in part, or entitle Tenant to any abatement or diminution of rent,  or relieve  Tenant from any of its  obligations  under this lease,  or impose any liability upon Landlord,  or its agents, or upon any lessor under any ground or underlying  lease, by reason of  inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

       E. Tenant  shall have the right of access to the Demised  Premises at all times  except in the case of an  emergency  or other  circumstances  beyond  the control of Landlord.

       F.  During  the  initial  move  in at the  inception  of this  Lease  and otherwise  with  the  Landlord's  prior  written  consent  which  shall  not  be unreasonably  withheld,  conditioned or delayed,  Tenant shall have the right to utilize  the 8 foot  "pop-out"  window  for moving  equipment  in and out of the
Demised  Premises  provided  that  all  such  work is  performed  by  Landlord's contractors at Tenant's cost and expense.

SUBORDINATION

   23. A. This lease is subject and  subordinate  in all  respects to all ground leases and/or  underlying leases and to all mortgages which may now or hereafter be placed on or affect such leases and/or the real property of which the Demised
Premises  form a part,  or any  part or  parts  of such  real  property,  and/or
Landlord's interest or estate therein, and to each advance made and/or hereafter to be  made  under  any  such  mortgages,  and to all  renewals,  modifications, consolidations,  replacements  and  extensions  thereof  and  all  substitutions therefor.  This subsection a. shall be self-operative  and no further instrument of  subordination  shall be required.  In  confirmation  of such  subordination,
Tenant  shall   execute  and  deliver   promptly  any   certificate   reasonably
satisfactory  to Landlord's  lender from time to time that  Landlord  and/or any mortgagee  and/or the lessor under any ground or  underlying  lease and/or their respective successors in interest may request.

       B. Without  limitation  of any of the  provisions  of this lease,  in the event  that any  mortgagee  or its  assigns  shall  succeed to the  interest  of
Landlord or of any  successor-Landlord  and/or shall have become  lessee under a new ground or  underlying  lease,  then, at the option of such  mortgagee,  this lease shall nevertheless  continue in full force and effect and Tenant shall and does hereby  agree to attorn to such  mortgagee  or its assigns and to recognize such mortgagee or its respective assigns as its Landlord.

       C. Tenant shall, at any time and from time to time upon not less than ten
(10)  days'  prior  notice by  Landlord,  execute,  acknowledge  and  deliver to
Landlord a statement in writing  certifying that this lease is unmodified and in full force and effect (or if there have been modifications,  that the same is in full force and effect as modified and stating the modifications),  and the dates to which the rent,  additional rent and other charges have been paid in advance, if any, and stating  whether or not to the best  knowledge of the signer of such certificate  Landlord is in default in performance  of any covenant,  agreement, term, provision or condition contained in this lease and, if so, specifying each such default of which the signer may have knowledge,  it being intended that any such statement  delivered  pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgagee or prospective  mortgagee  thereof or any prospective  assignee of any mortgage thereof.  If, in connection with obtaining financing or refinancing for the  Building  and the land  allocated  to it,  a  banking,  insurance  or other recognized  institutional lender shall request reasonable  modifications in this lease as a condition to such financing,  Tenant will not unreasonably  withhold, delay or defer its consent  thereto,  provided  that such  modifications  do not increase the obligations of Tenant hereunder or materially  adversely affect the leasehold interest hereby created. Failure by Tenant to comply with this Article
23.C shall be a material default under this lease.

       D. In the  event  that  Landlord,  or  entities  controlled  by  existing principals of Landlord, cease to own title to the Building, this Lease shall not be subordinate to any future  mortgage unless the future  owner/landlord  of the
Building  secures a  Subordination,  Non-Disturbance  and  Attornment  Agreement
("SNDA")  from any such lender  holding a mortgage upon the Building in the form annexed as Exhibit 6. Tenant agrees to  countersign  the form SNDA  presented in conformity with the foregoing.

PROPERTY LOSS, DAMAGE, REIMBURSEMENT

                               FalconStor Page 11

   24. A. Loss or Damage.  Landlord  or its  agents  shall not be liable for any damage  to  property  of  Tenant  or of others  entrusted  to  employees  of the
Building,  nor for the loss of or damage to any  property  of Tenant by theft or otherwise.  Landlord or its agents  shall not be liable for any injury or damage to persons or property resulting from fire, explosion,  falling plaster,  steam, gas, electricity,  electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof,  street or  subsurface  or from any other  place or by  dampness or by any other cause of whatsoever  nature,  unless caused by or due to the negligence of
Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by  operations  in  construction  of any private,  public or quasi public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the  Building.  If at any time any  windows of the  Demised  Premises  are temporarily  closed or  darkened  incident  to or for the  purpose  of  repairs, replacements,  maintenance  and/or  cleaning in, on, to or about the Building or any part or parts  thereof,  Landlord  shall not be liable for any damage Tenant may  sustain  thereby  and  Tenant  shall not be  entitled  to any  compensation therefor  nor  abatement  of rent nor shall  the same  release  Tenant  from its obligations  hereunder nor  constitute an eviction.  Tenant shall  reimburse and compensate  Landlord as additional rent for all expenditures made by, or damages
or  fines  sustained  or  incurred  by  Landlord  due  to   non-performance   or
non-compliance  with or breach or  failure  to  observe  any term,  covenant  or condition of this lease upon  Tenant's part to be kept,  observed,  performed or complied  with provided  notice such breach or failure is beyond any  applicable notice and cure period.  Tenant shall give immediate  notice to Landlord in case of fire or  accidents  in the Demised  Premises or in the Building or of defects therein or in any fixtures or equipment.

       In the event that Tenant requests  permission to self-insure  pursuant to
Article 39.E hereof,  and Landlord consents thereto,  then, in such an event, to the fullest extent  permitted by law, Tenant shall have the  responsibility  for any and all losses or  damages  resulting  therefrom.  Tenant  hereby  expressly agrees to indemnify,  defend,  and hold  Landlord,  its  principals,  directors, officers,  employees,  agents,  subsidiaries and other affiliated entities, free and harmless from and against any loss,  liability,  expense,  claim, cost, suit and  damage,  directly  or  indirectly  arising  out of or  relating to Tenant's obligations or performance hereunder.

       B. Tenant's Indemnity.  Tenant shall indemnify and save harmless Landlord against  and from any and all claims by and on behalf of any person or  persons, firm  or  firms,  corporation  or  corporations  arising  from  the  conduct  or management of or from any work or thing  whatsoever done (other than by Landlord or its  contractors  or the agents or employees of either) in and on the Demised
Premises during the Demised Term and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Demised
Premises for the purpose of making installations, and will further indemnify and save  harmless  Landlord  against and from any and all claims  arising  from any condition of the Demised  Premises due to or arising from any act or omission or negligence  of Tenant or any of its agents,  contractors,  servants,  employees, licensees or invitees,  and against and from all reasonable costs,  expenses and liabilities  incurred in  connection  with any such claim or claims or action or proceeding  brought  thereon;  and in case any action or  proceeding  be brought against  Landlord by reason of any such claim,  Tenant,  upon reasonable  notice from Landlord,  agrees that Tenant, at Tenant's  expense,  will resist or defend
such  action  or  proceeding  and  will  employ  counsel   therefor   reasonably
satisfactory  to Landlord.  Tenant's  liability  under this lease extends to the acts and  omissions  of any  subtenant,  and any  agent,  contractor,  employee, invitee or licensee of any subtenant.

       C.  Landlord's  Indemnity.  Landlord  shall  indemnify  and save harmless
Tenant  against  and from any and all  claims by and on behalf of any  person or persons, firm or firms,  corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by Tenant or its contractors or the agents or employees of either) in and on the common areas of the  Building  during  the  Demised  Term due to or  arising  from any act or omission or negligence of Landlord and against and from all costs,  expenses and liabilities  incurred in  connection  with any such claim or claims or action or proceeding  brought  thereon;  and in case any action or  proceeding  be brought against Tenant by reason of any such claim,  Landlord,  upon notice from Tenant, agrees that Landlord,  at Landlord's expense,  will resist or defend such action or proceeding and will employ counsel therefore.

DESTRUCTION-FIRE OR OTHER CASUALTY

  25.  A. If the Demised Premises shall be damaged by fire or other casualty and if Tenant  shall give prompt  notice to Landlord of such  damage,  Landlord,  at
Landlord's expense,  shall repair such damage.  However,  Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any  other  property  or  effects  of  Tenant,  including  (without  limitation)
furnishings and equipment of Tenant or its employees, agents and clients. If the
Demised  Premises  shall be rendered  untenantable,  not due to Tenant's acts or omissions,  and by reason of any such damage,  and Tenant no longer occupies the
Demised  Premises,  the rent shall  abate for the  period  from the date of such damage to the date when such damage shall have been substantially completed; and
if only a portion of the Demised  Premises  (less than 50%) shall be so rendered untenantable ("Insubstantial Casualty") and Tenant no longer occupies such

                               FalconStor Page 12

untenantable  portion,  the rent shall abate for such  period in the  proportion which the area of the part of  the  Demised  Premises so  rendered  untenantable bears  to  the  total  area  of the  Demised  Premises.  With  respect  to  such
Insubstantial  Casualty  in the event  that  Landlord  shall  not  substantially complete the  restoration  of the Demised  Premises  required on account of such casualty  within 12 months  from the  casualty,  Tenant  shall have the right to terminate  the Leaase upon 30 days written  notice to Landlord.  Notwithstanding the foregoing,  if the raised floor  area-server  room or the  telecommunication room are damaged by fire or other casualty,  Tenant shall have same rights as if there  was  a  Substantial  Casualty  to  the  Demised  Premises  were  rendered substantially  untenantable.  Within sixty (60) days of the date of such fire or other  casualty,  Landlord  shall furnish Tenant with the opinion of a reputable independent  architect or  contractor  reasonably  satisfactory  to Landlord and
Tenant  specifying  the time  necessary  to  substantially  restore the building and/or the Demised Premises to its condition existing prior to the fire or other casualty.  If (i) (a) fifty (50%)  percent or more of the Demised  Premises  are damaged  or  rendered  untenantable  by fire  or  other  casualty  ("Substantial
Casualty"),  and (b) in the opinion of the architect or contractor  the building and/or the Demised  Premises cannot be restored to its condition  existing prior to the fire or other  casualty  within one hundred eighty (180) days of the fire or other  casualty  (whether  or not any  specified  percentage  of the  Demised
Premises are damaged or rendered  untenantable) or (ii) the Demised Premises are damaged or rendered  untenantable  by fire or other  casualty at any time during the last twelve (12) months of the term (whether or not any specified percentage of the Demised Premises are damaged or rendered  untenantable),  then,  provided
Tenant was not  responsible  for the  casualty,  Tenant  shall have the right to terminate  this lease by notice given within sixty (60) days of the date of such fire or other  casualty or within  thirty (30) days of the date the  architect's opinion was given or was required to have been given  pursuant to the above,  as the case may be,  such  termination  having  the same force and effect as if the date of such termination were the date set forth above for the expiration of the term of this lease.  In addition,  if Tenant does not so elect to terminate this lease and if the Demised  Premises,  the common  areas of the  building  and the systems  serving the Demised  Premises shall not be restored to their  condition existing  prior to the fire or other  casualty  within one hundred  eighty (180)
days of the date of the  fire or other  casualty,  then  Tenant  may at any time thereafter, until such restoration is completed, terminate this lease by written notice to Landlord with the same force and effect as if the date of  termination were the date set forth above for the expiration of the term of this lease.

       B. If the entire  Demised  Premises  shall be  rendered  untenantable  by reason of any such  damage,  and Tenant  shall have ceased to occupy the Demised
Premises,  the rent shall  abate for the period  from the date of such damage to the date which is five (5) days  following  the date upon which  Landlord  shall give notice to Tenant stating that such damage shall have been repaired,  and if only a part of the  Demised  Premises  shall be so  rendered  untenantable,  and
Tenant  shall have ceased to occupy the Demised  Premises,  the rent shall abate for such  period in the  proportion  which  the area of the part of the  Demised
Premises  so  rendered  untenantable  bears  to the  total  area of the  Demised
Premises.  However, if prior to the date when all of such damage shall have been repaired  any  part  of the  Demised  Premises  so  damaged  shall  be  rendered tenantable  and shall be used or  occupied  by Tenant or any  person or  persons claiming through or under Tenant,  then the amount by which the rent shall abate shall be equitably  apportioned  for the period from the date of any such use or occupancy  to the date when all such  damage  shall have been  repaired.  Tenant hereby  expressly  waives the  provisions  of  Section  227 of the New York Real
Property Law, and of any successor law of like import then in force,  and Tenant agrees that the  provisions  of this  Article  shall  govern and control in lieu thereof.  Notwithstanding the foregoing provisions of this Article, if, prior to or during the Demised Term, (i) the Demised Premises shall be totally damaged or rendered wholly  untenantable  by fire or other casualty,  and if Landlord shall decide not to restore the Demised  Premises,  or (ii) the  Building  shall be so damaged by fire or other  casualty  that,  in  Landlord's  opinion,  substantial alteration,  demolition,  or  reconstruction  of the Building  shall be required
(whether or not the Demised Premises shall be damaged or rendered untenantable), then, in any of such events,  Landlord at Landlord's option, may give to Tenant, within  sixty (60) days after such fire or other  casualty,  a thirty (30) days'
notice of termination of this lease and, in the event such notice is given, this lease and the Demised Term shall come to an end and expire  (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same  effect  as if the date of  expiration  of said  thirty  (30) days were the
Expiration  Date,  the rent shall be apportioned as of such date and any prepaid portion of rent for any period  after such date shall be refunded by Landlord to
Tenant.

SUBROGATION

     26.  Each of the  parties  hereto and their  successors  or assigns  hereby waives any and all  rights of action  for  negligence  against  the other  party hereto  which may  hereafter  arise for  damage to the  Demised  Premises  or to property  therein  resulting from any fire or other casualty of the kind covered by standard  fire  insurance  policies  with  extended  coverage,  regardless of whether or not, or in what amounts,  such insurance is now or hereafter  carried by the parties hereto, or either of them. The foregoing release and waiver shall be in  force  only  if both  releasors'  insurance  policies  contain  a  clause providing  that such a release or waiver shall not  invalidate the insurance and also provided that such a policy can be obtained  without  additional  premiums.

                               FalconStor Page 13

Both parties  agree to use their best efforts to obtain and maintain a waiver of subrogation from their respective carriers if they are insured.

EMINENT DOMAIN

   27. A. In the event that the whole or a  substantial  portion of the  Demised
Premises or more than 25% of the parking area of the Building  shall be lawfully condemned or taken in any manner for any public or quasi-public  use, this lease and the  Demised  Term and  estate  hereby  granted  shall  forthwith  cease and terminate as of the date of vesting of title. In the event that only one part of the Demised Premises shall be so condemned or taken,  then,  effective as of the date of  vesting  of  title,  the rent  hereunder  shall be  abated in an amount thereof  apportioned  according to the area of the Demised Premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken,  then (i) Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this lease and the term and estate hereby granted as of the date of such  vesting  of title  by  notifying  Tenant  in  writing  of such termination  within 60 days  following  the date on which  Landlord  shall  have received  notice of vesting of title,  and (ii) if such  condemnation  or taking shall be of a substantial  part of the Demised Premises or of a substantial part of the means of access  thereto,  Tenant  shall have the right,  by  delivery of notice in writing to Landlord  within 60 days following the date on which Tenant shall have received  notice of vesting of title, to terminate this lease and the term and  estate  hereby  granted as of the date of vesting of title or (iii) if neither  Landlord nor Tenant elects to tenninate this lease, as aforesaid,  this lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated to the  extent,  if any,  hereinabove  provided in this
Article  27. In the event that only a part of the Demised  Premises  shall be so condemned or taken and this lease and the term and estate hereby granted are not terminated as hereinbefore provided,  Landlord will, at its expense, restore the remaining  portion of the Demised  Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

       B.  In the  event  of a  termination  in any  of  the  cases  hereinabove provided, this lease and the term and estate granted shall expire as of the date of such termination  with the same effect as if that were the date  hereinbefore set for the  expiration of the Demised  Term,  and the rent  hereunder  shall be apportioned as of such date.

       C. In the event of any  condemnation or taking  hereinabove  mentioned of all or a part of the Building,  Landlord shall be entitled to receive the entire award in the condemnation proceeding,  including any award made for the value of the estate vested by this lease in Tenant,  and Tenant hereby expressly  assigns to Landlord  any and all right,  title and  interest of Tenant now or  hereafter arising  in or to any such  award  or any  part  thereof,  and  Tenant  shall be entitled  to receive no part of such  award,  except  that the Tenant may file a claim for any  taking of  removable  fixtures  owned by  Tenant  and for  moving expenses incurred by Tenant.

       It is expressly understood and agreed that the provisions of this Article
27 shall  not be  applicable  to any  condemnation  or taking  for  governmental occupancy for a limited period.

CERTIFICATE OF OCCUPANCY

     28.  Tenant  will not at any time use or occupy  the  Demised  Premises  in violation of the  certificate of occupancy  (temporary or permanent)  issued for the  Building  or portion  thereof of which the  Demised  Premises  form a part.
Landlord  represents that the Tenant's use of the Demised Premises,  pursuant to
Article 4, is not in violation of the  certificate  of occupancy.  A copy of the certificate of occupancy is attached hereto as Exhibit 5 and made a part hereof.

DEFAULT

   29. A. Upon the  occurrence  at any time prior to or during the Demised Term, of any one or more of the following events (referred to as "Events of Default"):

          i. if Tenant shall default in the payment when due of any  installment of rent or in the payment  when due of any  additional  rent,  and such  default shall  continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

          ii. if Tenant shall default in the  observance or  performance  of any term,  covenant or  condition  of this lease on Tenant's  part to be observed or performed (other than the covenants for the payment of rent and additional rent)
and Tenant shall fail to remedy such  default  within ten (10) days after notice by Landlord to Tenant of such  default,  or if such  default is of such a nature that it cannot be  completely  remedied  within said period of ten (10) days and
Tenant  shall not  commence  within said  period of ten (10) days,  or shall not thereafter  diligently  prosecute to completion,  all steps  necessary to remedy such default; or

          iii. if Tenant or Tenant's  guarantor  hereunder (if any) shall file a voluntary  petition in  bankruptcy  or  insolvency,  or shall be  adjudicated  a bankrupt or become  insolvent,  or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal  bankruptcy act or any other present or future  applicable  federal,  state or other statute or law, or

                               FalconStor Page 14

shall make an  assignment  for the benefit of creditors or shall seek or consent to or acquiesce in the  appointment  of any trustee,  receiver or  liquidator of
Tenant or of all or any part of Tenant's property; or

          iv.  if,  within  thirty  (30)  days  after  the  commencement  of any proceeding  against  Tenant,  whether by the filing of a petition or  otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other  present or future  applicable  federal,  state or other statute or law, such proceeding  shall not have been  dismissed,  or if, within thirty (30)
days after the appointment of any trustee,  receiver or liquidator of Tenant, or of all or any part of Tenant's property,  without the consent or acquiescence of
Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property  pursuant to which the Demised  Premises  shall be taken or occupied or attempted to be taken or occupied; or

          v. if Tenant shall  default in the  observance or  performance  of any term,  covenant or condition on Tenant's part to be observed or performed  under any other lease with  Landlord of space in the Building  and such default  shall continue  beyond any applicable  notice and grace period set forth in such other lease for the remedying of such default; or

          vi. Intentionally Deleted; or

          vii. if Tenant's  interest in this lease shall devolve upon or pass to any  person,  whether by  operation  of law or  otherwise,  except as  expressly permitted under Article 21; then,  upon the occurrence,  at any time prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time  thereafter,  at  Landlord's  option,  may give to Tenant a ten (10)
days'  notice of  termination  of this  lease and,  in the event such  notice is given,  this lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the
Expiration  Date,  but Tenant  shall  remain  liable for  damages as provided in
Article 30.

       B. If, at any time,  (i)  Tenant  shall be  comprised  of two (2) or more persons,  or  (ii)  Tenant's  obligations  under  this  lease  shall  have  been guaranteed by any person other than Tenant,  or (iii) Tenant's  interest in this lease shall have been assigned,  the word "Tenant",  as used in subsection (iii)
and  (iv) of  Article  29.A,  shall  be,  deemed  to mean any one or more of the persons  primarily or  secondarily  liable for Tenant's  obligations  under this lease.  Any monies  received by Landlord  from or on behalf of Tenant during the pendency of any  proceeding of the types referred to in said  subsections  (iii)
and (iv) shall be deemed paid as compensation  for the use and occupation of the
Demised  Premises and the acceptance of any such  compensation by Landlord shall not be deemed an  acceptance  of rent or a waiver on the part of Landlord of any rights under Article 29.A.

REMEDIES

   30. A. If Tenant shall default in the payment when due of any  installment of rent or in the payment when due of any  additional  rent and such default  shall continue  for a period of five (5) days after  notice by  Landlord  to Tenant of such default,  or if this lease and the Demised Term shall expire and come to an end as provided in Article 29:

          i.  Landlord and its agents and servants  may  immediately,  or at any time after such  default or after the date upon which this lease and the Demised
Term shall expire and come to an end,  re-enter the Demised Premises or any part thereof,  without  notice,  either  by  summary  proceedings  or  by  any  other applicable  action or  proceeding,  and may repossess  the Demised  Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

          ii. Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time,  either in the name of Landlord or otherwise,  to such tenant or tenants,  for such term or terms ending before, on or after the  Expiration  Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole reasonable discretion, may determine. Landlord shall have no obligation to relet  the  Demised  Premises  or any part  thereof  and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such  reletting,  for  refusal or failure to collect any rent due upon any such  reletting,  and no such refusal or failure shall operate to relieve  Tenant of any liability  under this lease or otherwise to affect any
such  liability.   Landlord,  at  Landlord's  option,  may  make  such  repairs,
replacements,   alterations,  additions,  improvements,  decorations  and  other physical  changes  in and to the  Demised  Premises  as  Landlord,  in its  sole
reasonable   discretion,   considers  commercially  advisable  or  necessary  in
connection  with any such  reletting or proposed  reletting,  without  relieving
Tenant  of any  liability  under  this  lease or  otherwise  affecting  any such liability.

       B.  Tenant,  on its own  behalf  and on  behalf of all  persons  claiming through or under Tenant, including all creditors,  does hereby waive any and all rights which Tenant and all such persons might  otherwise have under any present or future law to redeem the Demised  Premises,  or to re-enter or repossess  the
Demised  Premises,  or to restore the operation of this lease,  after (i) Tenant shall have been  dispossessed by a judgment or by warrant of any court or judge,

                               FalconStor Page 15

or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this lease and the Demised Term,  whether such  dispossess,  re-entry,  expiration or termination  shall be by operation of law or pursuant to the  provisions of this lease. In the event of a breach or threatened  breach by Tenant,  or any persons claiming  through or under  Tenant,  of any term,  covenant or condition of this lease on  Tenant's  part to be observed or  performed,  Landlord  shall have the right to enjoin such breach and the right to invoke any other remedy  allowed by law or in equity as if re-entry,  summary proceedings and other special remedies were not  provided  in this  lease for such  breach.  The  rights to invoke  the remedies  hereinbefore set forth are cumulative and shall not preclude  Landlord from invoking any other remedy allowed at law or in equity.

DAMAGES

   31. A. If this lease and the Demised  Term shall expire and come to an end as provided in Article 29 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in
Article  30 or by or  under  any  summary  proceeding  or any  other  action  or proceeding, then, in any of said events:

          i. Tenant  shall pay to Landlord all rent,  additional  rent and other charges  payable  under this lease by Tenant to  Landlord to the date upon which this lease and the Demised  Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

          ii.  Tenant  shall  also be liable for and shall pay to  Landlord,  as damages,  any  deficiency  (referred  to as  "Deficiency")  between the rent and additional rent reserved in this lease for the period which otherwise would have constituted  the  unexpired  portion of the Demised Term and the net amount,  if any, of rents collected under any reletting  effected pursuant to the provisions of Section  30.A for any part of such  period  (first  deducting  from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this lease or Landlord's  re-entry upon the Demised  Premises and such  reletting  including,  but not  limited  to, all  repossession  costs, brokerage  commissions,  legal expenses,  attorney's fees,  alteration costs and other expenses of preparing the Demised Premises for such  reletting).  Any such
Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right  to  collect  the  Deficiency  for  any  subsequent  month  by  a  similar proceeding; and

          iii. At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises,  as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid,  Landlord shall be entitled to recover from Tenant,  and Tenant shall pay to Landlord,  on demand,  as and for liquidated and agreed final damages,  a sum equal to the amount by which the rent and  additional  rent reserved in this lease for the period  which  otherwise  would  have  constituted  the  unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised  Premises for the same period,  both  discounted to present worth at the rate of the prime rate in effect at the time.  If,  before  presentation  of proof of such  liquidated  damages to any court,  commission  or  tribunal,  the
Demised Premises, or any part thereof, shall have been relet by Landlord for the period which  otherwise  would have  constituted  the  unexpired  portion of the
Demised  Term,  or any part  thereof,  the  amount  of rent  reserved  upon such reletting  shall be deemed,  prima facie,  to be the fair and reasonable  rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

       B. If the Demised Premises, or any part thereof,  shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably  apportioned for the purposes of this Article 31. Tenant shall in no event be entitled to any rents collected or payable under any reletting,  whether or not such rents shall exceed the rent reserved in this lease. Solely for the purposes of this Article, the term rent as used in Article 31.A  shall mean the rent in effect immediately prior to the date upon which this lease and the Demised  Term shall have expired and  come to an end,  or the  date of  re-entry  upon the  Demised  Premises  by
Landlord,  as the case may be, plus any additional rent payable  pursuant to the provisions of Article 11 for the Lease Year  immediately  preceding  such event.
Nothing contained in Articles 29 and 30 or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum  amount  allowed to be  obtained  as  damages by any  statute  or rule of law,  or of any sums or damages to which  Landlord  may be entitled in addition to the damages set forth in Section 31.A.

FEES AND EXPENSES

     32. If Tenant shall default in the  performance of any covenant on Tenant's part to be performed in this lease,  Landlord  may  immediately,  or at any time thereafter,  upon written notice (except in the event of an emergency),  perform the same for the account of Tenant.  If Landlord at any time is compelled to pay or elects to pay any sum of money,  or do any act which will require the payment

                               FalconStor Page 16

of any sum of  money,  by  reason of the  failure  of Tenant to comply  with any provision  hereof,  or, if  Landlord is  compelled  to or does incur any expense including reasonable attorneys' fees, instituting,  prosecuting and/or defending any  action  or  proceeding  instituted  by  reason of any  default  beyond  any applicable notice and cure period of Tenant  hereunder,  the sum or sums so paid by  Landlord  with all  interest,  costs  and  damages,  shall be  deemed to be additional  rent hereunder and shall be due from Tenant to Landlord on the first day of the month  following the  incurring of such  respective  expenses,  or at
Landlord's  option on the first day of any subsequent  month.  In the event that
Landlord shall institute any such action or proceeding by reason of a default by
Tenant hereunder,  and Tenant shall thereafter cure such default before judgment is  entered in such  action or  proceeding,  the sum of $500  shall  immediately become due and payable from Tenant to Landlord as and for liquidated  damages on account of Landlord's attorneys' fees and other costs and expenses in connection therewith  (said sum not to be deemed to be, or construed  as, a  limitation  on
Landlord's right to obtain reasonable  attorneys' fees in a greater amount where such default is not so cured or where  expenses were incurred  prior to curing).
Any sum of money (other than rent) accruing from Tenant to Landlord  pursuant to any  provision of this lease,  whether  prior to or after the Term  Commencement
Date, may, at Landlord's  option,  be deemed additional rent, and Landlord shall have the same remedies for Tenant's  failure to pay any item of additional  rent when due as for  Tenant's  failure  to pay any  installment  of rent  when  due.
Tenant's  obligations  under this Article shall survive the expiration or sooner termination of the Demised Term.

NO WAIVER

   33. A. No act or thing done by Landlord  or  Landlord's  agents  during the
Demised  Term  shall be deemed an  acceptance  of a  surrender  of said  Demised
Premises,  and no  agreement to accept such  surrender  shall be valid unless in writing  signed by  Landlord.  No employee of Landlord or of  Landlord's  agents shall have any power to accept the keys of said  Demised  Premises  prior to the termination  of this lease.  The delivery of keys to any employee of Landlord or of  Landlord's  agents  shall not  operate as a  termination  of this lease or a surrender of the Demised  Premises.  In the event of Tenant at any time desiring to have Landlord underlet the Demised Premises for Tenant's account, Landlord or
Landlord's  agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves  Landlord  of any  liability  for loss of or damage to any of  Tenant's effects in connection  with such  underletting.  The failure of Landlord to seek redress  for  violation  of, or to insist  upon the strict  performance  of, any covenant or condition of this lease, or any of the Rules and Regulations annexed hereto and made a part  hereof,  or  hereafter  adopted by  Landlord,  shall not prevent a subsequent act, which would have  originally  constituted a violation, from  having all the force and effect of an original  violation.  The receipt by
Landlord  of rent with  knowledge  of the breach of any  covenant  of this lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the Rules and  Regulations  annexed  hereto  and made a part  hereof,  or hereafter adopted,  against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and  Regulations.  No provision of this lease shall be deemed to have been waived by Landlord,  unless such waiver be in writing  signed by  Landlord.  No payment by Tenant or receipt by  Landlord of a lesser  amount than the monthly  rent  herein  stipulated  shall be deemed to be other than on account of the earliest  stipulated  rent then owing nor shall any endorsement  or statement on any check or any letter  accompanying  any check or payment as rent be deemed an accord and  satisfaction,  and  Landlord may accept such check or payment  without  prejudice  to  Landlord's  right to recover  the balance  of such rent or pursue  any other  remedy in this  lease  provided.

       B.  Landlord's  failure to render a Landlord's  Statement with respect to any Lease Year per Article 11 or Schedule C shall not prejudice Landlord's right to render a  Landlord's  Statement  with  respect to any  subsequent  Lease Year provided  it is not for any  subsequent  year  extending  beyond the prior Lease
Year. The  obligations of Landlord and Tenant under the provisions of Article 11 or  Schedule  C with  respect  to any  additional  rent for any Lease Year shall survive the expiration or any sooner termination of the Demised Term.

WAIVER OF TRIAL BY JURY

     34. To the extent  such waiver is  permitted  by law,  Landlord  and Tenant hereby waive trial by jury in any action,  proceeding or counterclaim brought by
Landlord or Tenant against the other on any matter whatsoever  arising out of or in any way connected with this lease,  the  relationship of landlord and tenant, the use or  occupancy of the Demised  Premises by Tenant or any person  claiming through or under  Tenant,  any claim of injury or damage,  and any  emergency or other statutory remedy.  The provisions of the foregoing  sentence shall survive the  expiration  or any sooner  termination  of the  Demised  Term.  If Landlord commences any summary  proceeding for nonpayment of rent or otherwise to recover possession  of  the  Demised  Premises,  Tenant  agrees  not  to  interpose  any counterclaim of any nature or description in any such proceeding.

BILLS AND NOTICES

     35.  Except as  otherwise  expressly  provided  in this  lease,  any bills, statements, notices, demands, requests or other communications given or required to be given  under this lease  shall be  effective  only if rendered or given in

                               FalconStor Page 17

writing,  sent  by  registered  or  certified  mail  (return  receipt  requested optional),  or by  Federal  Express,  UPS,  or any  similar  national  overnight delivery  service,  addressed (A) to Tenant (i) at Tenant's address set forth in this lease, or (ii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering  the Demised Premises and (iii) with a copy to Lawrence S. Feldman,
Esq., Farrell Fritz, P.C., 290 Broad Hollow Road,  Melville,  New York 11747, or
(B) to Landlord at Landlord's  address set forth in this lease, or (C) addressed to such other  address as either  Landlord  or Tenant may  designate  as its new address for such  purpose by notice  given to the other in  accordance  with the provisions of this Article. Any such bill, statement, notice, demand, request or other  communication  shall be deemed to have been  rendered or given on (i) the next business day after sending it by overnight courier;  or (ii) three calendar days  after  mailing.  Notices on behalf of  Landlord  may be signed and sent by
Landlord's attorneys.

INABILITY TO PERFORM

   36. A. Inability.  If, by reason of strikes or other labor disputes, fires or other  casualty (or reasonable  delays in adjustment of  insurance),  accidents, orders or regulations of any Federal,  State, County or Municipal authority,  or any other cause beyond Landlord's reasonable control,  whether or not such other cause shall be similar in nature to those hereinbefore  enumerated,  Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord  under the  provisions of this lease or any  collateral instrument,  or is unable to  perform or make or is  delayed  in  performing  or making  any  installations,  decorations,  repairs,  alterations,  additions  or improvements,  whether or not  required to be performed or made under this lease or under any  collateral  instrument,  or is unable to  fulfill or is delayed in fulfilling  any  of  Landlord's  other  obligations  under  this  lease  or  any collateral instrument,  no such inability or delay shall constitute an actual or constructive  eviction,  in whole or in  part,  or  impose  any  liability  upon
Landlord or its agents by reason of  inconvenience  or annoyance  to Tenant,  or injury to or interruption of Tenant's business, or otherwise, nor shall any such delay or  inability  to perform on the part of  Landlord  in any way affect this lease and the  obligation of Tenant to pay rent  hereunder and to perform all of the other covenants and agreements to be performed by Tenant hereunder.

       B.  Interruption  of  Service.  Landlord  reserves  the right to stop the services of the air conditioning,  elevator, escalator,  plumbing, electrical or other  mechanical  systems or  facilities  in the Building  upon prior notice to
Tenant  (if  reasonably  feasible)  when  necessary  by  reason of  accident  or emergency, or upon prior written notice for repairs,  alterations,  replacements or  improvements  which in the reasonable  judgment of Landlord are desirable or necessary, until such repairs,  alterations,  replacements or improvements shall have been  completed.  Landlord  shall use  commercially  reasonable  efforts to restore  service as soon as  possible.  The  exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle  Tenant to any abatement or  diminution of rent, or relieve  Tenant from any of its  obligations  under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

CONDITIONS  OF  LANDLORD'S LIABILITY

   37. A. Tenant shall not be entitled to claim a constructive eviction from the
Demised  Premises  unless  Tenant  shall have  first  notified  Landlord  of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed to remedy such conditions  within a reasonable time after receipt of such notice.

       B. If Landlord shall be unable to give possession of the Demised Premises the Term Commencement Date, by reason of the fact that the Demised Premises have not been substantially  completed,  as defined in Article 2 hereof, to make same ready for occupancy,  or for any other reason,  Landlord shall not be subject to any  liability for the failure to give  possession on said date,  nor shall such failure in any way  affect the  validity  of this  lease or the  obligations  of
Tenant hereunder.  The provisions of this Article are intended to constitute "an express  provision to the  contrary"  within the meaning of Section 223-a of the
New York Real Property Law. However,  if Landlord does not deliver possession of the  Demised  Premises  by  January  1,  2004,  Tenant  shall  have the right to terminate this lease and shall have no other obligations  hereunder and shall be refunded all payments made by Tenant upon the lease signing.

TENANT'S TAKING POSSESSION

     38.  Tenant by entering  into  occupancy of the Demised  Premises  shall be conclusively  deemed  to  have  agreed  that  Landlord  up to the  time  of such occupancy has performed  all of its  obligations  hereunder and that the Demised
Premises  were in  satisfactory  condition  as of the  date  of  such  occupancy
(excepting  latent  defects),  unless  within  twenty  (20) days after such date
Tenant shall give written  notice to Landlord  specifying  the respects in which the same were not in such condition.

                               FalconStor Page 18

LIABILITY INSURANCE

   39. A. Tenant will keep in force, at Tenant's expense at all times during the
Demised Term and during such other times as Tenant occupies the Demised Premises or any part thereof:

          (i) commercial  general liability  insurance or comprehensive  general liability  insurance  with broad form  endorsement  with  respect to the Demised
Premises and the operations of Tenant and any persons under Tenant's control in, on or about the Demised  Premises  in which the limits of coverage  shall be not
less  than  Five  Million  Dollars   ($5,000,000)   combined  single  limit  per
occurrence;

          (ii) statutory workers' compensation coverage and employers' liability as required by state law;

          (iii)  business  interruption  insurance for a period of not less than one year and such other  insurance  as Tenant  deems  necessary  to protect  its property and its business against all perils commonly insured against by prudent tenants;

          (iv) such other insurance with respect to the Demised  Premises and in such amounts as Landlord may from time to time  reasonably  require against such other insurable  hazards or risks which at the time are commonly insured against in the case of  property  similar to the Demised  Premises  and used as provided herein.

       B. All policies  required by this lease shall be written on an occurrence basis.  Such  policies  are to be written by a company  having a general  policy holder's  rating of not less than A and a rating in  financial  size of not less than XI, as rated in the most current "Best's" insurance reports, and authorized and licensed to issue such policies in the State of New York. Any such insurance required of Tenant hereunder may be furnished by Tenant under any blanket policy carried by it,  providing the policy  properly  allocates the required limits to the Demised Premises, or under a separate policy thereof. Each policy evidencing insurance  as required to be carried by Tenant  pursuant to this  Article  shall contain the following  provisions and/or clauses:  (i) a crossliability  clause;
(ii) a provision in such policy that the coverage  carried by Landlord  shall be excess insurance;  (iii) a provision  including  Landlord,  Landlord's  managing agent and  other  parties  (including  mortgagees)  designated  by  Landlord  as additional  insureds (except with respect to workers'  compensation  insurance);
(iv) a waiver by the insurer of any right of subrogation  against Landlord,  its agents,  employees and representatives  which arises or might arise by reason of any payment  under such policy or by reasons of any act or omission of Landlord, its agents, employees, or representatives; (v) a severability clause; and (vi) a provision that the insurer will not cancel, materially change, reduce aggregates or coverage or fail to renew the coverage  provided by such policy without first giving  Landlord and all  additional  insureds  thirty (30) days' prior  written notice.

       C. A copy of each paid-up policy or certificate of insurance  accompanied by original endorsements signed by the insurance company evidencing the policies
required   hereunder,   along  with   evidence  of  payment  and   appropriately
authenticated by the insurer or its authorized agent certifying that such policy has been issued providing the coverage required by this Article,  and containing provisions  specified  herein,  shall be  delivered  to  Landlord  not less than fifteen (15) days prior to the earlier of (x) the Term Commencement Date, or (y)
the date Tenant  shall first take  possession  of the Demised  Premises  for any purpose,  and,  upon  renewals,  not less than  thirty  (30)  days  prior to the expiration of such coverage.

       D. If Tenant fails to deliver to Landlord on time any  required  evidence of insurance coverage, or fails to carry any insurance required hereunder, or by law or  governmental  regulations,  then  Landlord may (but is not obligated to)
purchase the required  coverage on behalf of Tenant, as provided above, in which event Tenant shall pay to Landlord on demand the cost of such insurance coverage plus ten  percent  (10%) of the  amount  of such  cost as a  service  charge  to
Landlord.  No such  purchase  by  Landlord  shall be deemed a waiver of Tenant's default and  Landlord may pursue its full rights and remedies on account of such default.

       E. Landlord will not unreasonably withhold or delay Landlord's consent to a commercially  reasonable and viable and financially  sound plan whereby Tenant
self-insures   the  risks   enumerated  in  this  Article  39  A(iii)  (business
interruption  insurance);   provided  that  such  plan  establishes  an  actual,
non-attachable and non-lienable  segregated  reserve for such purpose;  provided further that such plan provides comparable  protection against risks and loss to the insurance  required by this Article 39A (iii) and provided  finally that the holder of any mortgage  encumbering the Building consents thereto (which consent
Landlord  does not  warrant).  In such case,  Tenant shall not seek any recourse from Landlord on account of any liability  that would normally have been covered under business interruption insurance.

                               FalconStor Page 19

ENTIRE AGREEMENT

     40. This lease  contains the entire  agreement  between the parties and all prior  negotiations  and  agreements  are merged  herein.  Neither  Landlord nor
Landlord's agent or representative has made any representation, or statement, or promise,  upon which Tenant has relied regarding any matter or thing relating to the Building, the land allocated to it, (including the Building Parking Area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this lease,  including,  but without  limiting  the  generality  of the foregoing,  any  statement,  representation  or promise as to the fitness of the
Demised  Premises  for any  particular  use,  the services to be rendered to the
Demised  Premises or the prospective  amount of any item of additional  rent. No oral or written statement,  representation or promise whatsoever with respect to the  foregoing or any other  matter made by Landlord,  its agents or any broker, whether contained in an affidavit,  information  circular, or otherwise shall be binding upon the Landlord  unless  expressly set forth in this lease. No rights, easements  or  licenses  are or shall be acquired  by Tenant by  implication  or otherwise  unless  expressly  set  forth in this  lease.  This  lease may not be changed,  modified or discharged,  in whole or in part, orally, and no executory agreement  shall be effective  to change,  modify or  discharge,  in whole or in part, this lease or any obligations  under this lease,  unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this lease to the  consent or  approval  of  Landlord  shall be deemed to mean the  written consent of Landlord,  or the written  approval of Landlord,  as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such  consent  or  approval  is set forth in a written  instrument  executed  by
Landlord.  Landlord and Tenant understand,  agree, and acknowledge that (i) this lease has been freely  negotiated by both parties;  (ii) Tenant is sophisticated in real estate  matters or has employed  professionals  to assist  Tenant in the negotiation  of this lease;  and (iii) that,  in any  controversy,  dispute,  or contest over the meaning,  interpretation,  validity,  or enforceability of this lease  or  any  of  its  terms  or  conditions,  there  shall  be no  inference, presumption,  or conclusion drawn  whatsoever  against either party by reason of that party having drafted this lease or any portion thereof.

DEFINITIONS

     41. The term  "Landlord" as used in this lease means only the owner, or the mortgagee  in  possession,  for the time being of the land and  Building (or the owner of a lease of the  Building  or of the land  and  Building)  of which  the
Demised Premises form a part, so that in the event of any sale or other transfer of said land and  Building or of said  lease,  or in the event of a lease of the
Building, or of the land and Building,  the said Landlord shall be and hereby is entirely  freed and  relieved  of all  covenants  and  obligations  of  Landlord hereunder,  and it shall be deemed and construed as a covenant  running with the land  without  further  agreement  between  the parties or their  successors  in interest,  or between the parties and the  purchaser or other  transferee at any such sale,  or the said  lessee of the  Building,  or of the land and  Building, provided that the  purchaser,  transferee or the lessee of the Building  assumes and  agrees to carry  out any and all  covenants  and  obligations  of  Landlord hereunder.  The words  "re-enter",  "re-entry" and  "re-entered" as used in this lease are not restricted to their technical  legal meanings.  The term "business days" as used in this  lease  shall  exclude  Saturdays,  (except  such  portion thereof as is covered by  specific  hours in Article 6 hereof),  Sundays and all days observed by the State and Federal Government as legal holidays.

          The terms "person" and "persons" as used in this lease shall be deemed to include natural  persons,  firms,  corporations,  associations  and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

     42. INTENTIONALLY OMITTED.

SUCCESSORS, ASSIGNS, ETC.

     43. The covenants,  conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees,  executors,  administrators,  successors, and, except as otherwise provided in this lease, their respective assigns.

APPLICATION OF INSURANCE PROCEEDS, WAIVER OF SUBROGATION

     44. In any case in which Tenant shall be obligated  under any provisions of this lease to pay to  Landlord  any loss,  cost,  damage,  liability  or expense suffered or incurred by  Landlord,  Landlord  shall allow to Tenant as an offset against  the amount  thereof  the net  proceeds of any  insurance  collected  by
Landlord  for or on account of such loss,  cost,  damage,  liability or expense, provided that the allowance of such offset does not  invalidate or prejudice the policy or policies under which such proceeds were payable.  In any case in which
Landlord shall be obligated  under any provisions of this lease to pay to Tenant any loss,  cost,  damage,  liability or expense  suffered or incurred by Tenant,
Tenant shall allow to Landlord as an offset  against the amount  thereof the net proceeds of any  insurance  collected  by Tenant for or on account of such loss, cost, damage,  liability or expense,  provided that the allowance of such offset does not  invalidate  or  prejudice  the  policy or  policies  under  which such proceeds were payable.

                               FalconStor Page 20

CAPTIONS AND INDEX

     45. The captions and the index at the  beginning of the lease,  if any, are included  only as a  matter  of  convenience  and for  reference,  and in no way define,  limit  or  describe  the  scope of this  lease  nor the  intent  of any provisions thereof.

RECOVERY FROM LANDLORD

     46. A.  Tenant  shall  look  solely to the estate  and  property,  the sale proceeds and the insurance proceeds and condemnation proceeds of Landlord in the land and Building of which the Demised Premises are a part, for the satisfaction of  Tenant's  remedies  for the  collection  of a  judgment  (or other  judicial process)  requiring the payment of money by Landlord in the event of any default or breach  by  Landlord  with  respect  to any of the  terms,  covenants  and/or conditions  of the lease to be observed  and/or  performed by  Landlord,  and no other property or assets of such Landlord shall be subject to levy, execution or
other  enforcement   procedure  for  the  satisfaction  of  Tenant's   remedies.
Notwithstanding the foregoing, if Landlord encumbers the Building with financing representing more than 75% of the appraised value of the Building at the time of financing,  Tenant shall not be so limited to seek recovery  against  Landlord's interest  in the land and  Building  only but may  pursue  other  assets  of the
Landlrod including proceeds of any financing.

          B. With  respect to any  provision  of this lease which  provides  for
Landlord's  approval and/or consent,  Tenant, in no event,  shall be entitled to make, nor shall Tenant make any claim,  and Tenant hereby waives any claim,  for money  damages;  nor shall  Tenant  claim any money  damages by way of  set-off, counterclaim  or  defense;  based  upon any claim or  assertion  by Tenant  that
Landlord has unreasonably  withheld or unreasonably  delayed any such consent or approval.

BROKER

     47.  Tenant and Landlord  represent and warrant to each other that Sutton &
Edwards,  Inc. is the sole  broker who brought the Demised  Premises to Tenant's attention and with whom Tenant has negotiated in bringing about this lease. Each party  agrees to  indemnify,  defend and save the other  harmless  of,  from and against any and all claims (and all expenses and fees, including attorneys fees, related  thereto) for  commissions or  compensation  made by any other broker or
entity,   arising  out  of  or   relating   to  the  breach  of  the   foregoing
representation.  As,  if and  when  this  lease  shall  be  fully  executed  and unconditionally  delivered by both Landlord and Tenant,  Landlord  agrees to pay any commission  that may be due the  above-named  broker in connection with this lease in accordance with a separate agreement between Landlord and said broker.

SECURITY DEPOSIT

     48.  Tenant  has  deposited  with  Landlord  the  sum of  $500,000.00  (the
"security deposit"),  as security for the faithful performance and observance by
Tenant of the terms,  provisions and conditions of this lease; it is agreed that in the event Tenant  defaults  beyond any applicable  notice and grace period in respect of any of the terms,  provisions and conditions of this Lease,  Landlord may use,  apply or retain the whole or any part of the  security so deposited to the extent  required for the payment of any sum as to which Tenant is in default beyond any  applicable  notice and grace  period.  Landlord  shall hold Tenant's security  deposit in a separate  interest bearing account (of which Tenant shall receive the interest) less a 1% administrative fee and shall not commingle said deposit  with any of  Landlord's  other  monies.  In the event that Tenant shall fully and  faithfully  comply with all of the terms,  provisions,  covenants and conditions  of this lease,  the  security  shall be returned to Tenant after the date fixed as the end of this lease and after  delivery of entire  possession of the  Demised  Premises  to  Landlord.  In the  event  of a sale of the  land and
Building or leasing of the Building,  Landlord  shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by
Tenant from all  liability for the return of such  security.  If, as a result of any  application of all or any part of the security  deposit,  the amount of the security  deposit being held by Landlord shall be less than the amount  required to be held hereunder,  Tenant shall forthwith  provide  Landlord with additional funds in an  amount  equal to the  deficiency.  Notwithstanding  the  foregoing,
Tenant shall have the right during the Demised Term to  substitute  the security deposit  with an  irrevocable  letter  of  credit  for the same  amount  in form satisfactory to Landlord.

SEVERABILITY OF PROVISIONS

     49. If any  provision or any portion of any  provision of this lease or the application  of any such  provision  or any  portion  thereof  to any  person or circumstance,  shall be held invalid or unenforceable,  the remaining portion of such provision and the remaining provisions of this lease, or the application of such provision or portion of such provision as is held invalid or  unenforceable to persons or  circumstances  other than those as to which it is held invalid or unenforceable,  shall not be affected  thereby and such  provision or portion of any provision as shall have been held invalid or  unenforceable  shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this lease be rendered void or unenforceable.

                               FalconStor Page 21

RENEWAL OPTION

     50. A. The Tenant shall have the option,  to be  exercised  as  hereinafter provided,  to extend  the  Demised  Term for a period of five (5) years upon the following terms and conditions:

          B. That at the time of the  exercise of such  option the Tenant  shall not  be in  default  beyond  any  applicable  notice  and  cure  period  in  the performance of any of the terms,  covenants or conditions  herein contained with respect to a matter as to which notice of default has been given  hereunder  and which has not been remedied within the time limited in this lease.

          C. That at the time of the  exercise of such option and at the time of the commencement of such extended period the Tenant shall not have assigned this lease or sublet any portion of the Demised Premises (except per subsection 21. F hereof).

          D. That such  extension  shall be upon the same terms,  covenants  and conditions as in this lease  provided,  except that (i) there will be no further privilege of extension for the Demised Term beyond the period referred to above;
(ii) during the renewal period,  the annual rental payable by Tenant to Landlord shall be the greater of: (a) the fixed  annual  rent as  calculated  pursuant to
Article 3 hereof  (including  the provisions of Section 3. B hereof) and (b) the
Fair Market Rent (as defined below);  and (iii) during the extension period, the base year for determining  additional rent under the escalation clause,  Article
11, shall remain  unchanged and continue to be the base year  established at the commencement of the Demised Term.

          E. Notwithstanding anything in this Article contained to the contrary, the  Tenant  shall  not be  entitled  to an  extension,  if at the  time  of the commencement  of the extended period the Tenant shall be in default under any of the terms,  covenants or conditions of this lease with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time  limited in this lease,  or if this lease shall have  terminated prior to the commencement of said period.

          F. The  Tenant  shall  exercise  its  option to the  extension  of the
Demised Term by notifying the Landlord of the Tenant's election to exercise such option at least twelve (12) months (but not sooner than 24 months)  prior to the expiration  of the initial  Demised Term.  Upon the giving of this notice,  this lease  shall  be  deemed  extended  for the  specified  period,  subject  to the provisions of this Article, without execution of any further instrument.

          G. Fair Market  Rental Rate.  The term "Fair Market Rental Rate" shall mean the annual  amount per  rentable  square  foot that a willing,  comparable, non-equity,  non-renewal,  non-expansion  new  tenant  would pay and a  willing, comparable  landlord  of a  similar  quality  office  building  in the  area  of
Huntington,   New  York  would  accept  at  arm's  length,   giving  appropriate
consideration  to annual  rental  rates per rentable  square  foot,  the type of escalation clauses,  the extent of liability under the escalation  clauses,  and other generally applicable terms and conditions of tenancy for a single floor or the space in question, if smaller.

          H. In the event Tenant disputes  Landlord's  determination of the Fair
Market Rental Rate,  Tenant,  by written demand served upon Landlord  within ten
(10) business days after Landlord notifies Tenant of Landlord's determination of
Fair Market Rental Rate, may commence  arbitration  strictly in accordance  with the terms and  conditions of this  Subparagraph.  If Tenant shall fail to demand arbitration as set forth above within said ten (10) business day period,  Tenant shall be deemed to have accepted Landlord's  determination of Fair Market Rental
Rate.  The sole issue to be  determined  by such  arbitration  shall be the Fair
Market Rental Rate in accordance  with this  Subparagraph.  Such written  demand shall contain the name and address of the arbitrator appointed by the demandant.
Within thirty (30) days after its receipt of the written demand, the other party will  give  the  demandant  written  notice  of  the  name  and  address  of its arbitrator. Within ten (10) days after the date of the appointment of the second arbitrator,  the two (2)  arbitrators  will meet. If the two (2) arbitrators are unable to agree on the fair market annual minimum rent as provided herein within ten (10) days after their first  meeting,  they will select a third  arbitrator.
The third  arbitrator will be designated as chairman and will  immediately  give
Landlord and Tenant written notice of its appointment. The three (3) arbitrators will meet within ten (10) days after the appointment of the third arbitrator. If they are unable to agree on the fair market annual  minimum rent within ten (10)
days after their first meeting,  the third  arbitrator  will select a time, date and place for a hearing and will give Landlord and Tenant thirty (30) days prior written  notice of it. The date of the hearing  will not be more than sixty (60)
days after the date of appointment of the third arbitrator. The arbitrators must be licensed real estate  appraisers  with at least five (5) years  experience in the Long Island,  New York real estate  market.  No arbitrator  may be an active real estate broker. The arbitration will be governed by the laws of the State of
New York and, when not in conflict  with such law, by the general  procedures in the commercial  arbitration rules of the American Arbitration  Association.  The arbitrators will not have the power to add to, modify, detract from or alter in

                               FalconStor Page 22

any way the  provisions of this lease or any  amendments or  supplements to this lease.  The arbitrators  will not have any power to decide or consider  anything other  than the  specific  issue  of the  fair  market  annual  minimum  rent in accordance  with the terms of this lease.  The written  decision of at least two
(2) arbitrators  conclusive and binding upon Landlord and Tenant.  No arbitrator is  authorized  to make an award  for  damages  of any kind  including,  without limitation,  an award  for  punitive,  exemplary,  consequential  or  incidental damages.  Landlord  and  Tenant  will pay for the  services  of its  appointees, attorneys and witnesses  plus one-half of all other proper costs relating to the arbitration.  The decision of the arbitrators  will be final and  non-appealable and  may  be  enforced  according  to  the  laws  of  the  State  of  New  York.
Notwithstanding  anything to the contrary  contained herein, in the event Tenant disputes  Landlord's  determination of the Fair Market Rental Rate, Tenant shall nevertheless continue to pay rent at the rate determined by Landlord as the Fair
Market Rental Rate. In the event the rent as determined hereunder is at variance with the rent being  paid by  Tenant,  Tenant  shall  within 10 days  thereafter either pay the difference in a lump sum or receive a credit against future rent, as the case may be. In the event that Landlord is sustained in its determination of Fair Market Value, Tenant shall pay all Landlord's (as well as its own) costs and attorneys fess incurred in connection with the arbitration.

ASSUMPTION OF TENANT'S EXISTING LEASE/ADDITIONAL RENT

     51. Tenant is presently occupying  approximately  11,771 square feet at 125
Baylis Road, Melville, New York ("Former Space") with a term expiring on July 1,
2007 at a present  annual rent of $286,206.72  (exclusive of future  escalations and  additional  rent) (the "Former Space Lease").  As of the Term  Commencement
Date,  subject to the  consent  of the  Former  Space  landlord  ("Former  Space
Landlord"),  Tenant shall assign the Former Space Lease (a true copy of which is attached hereto as Exhibit 3) and any security deposit  thereunder to Landlord's nominee, and Landlord's nominee shall assume all obligations  thereunder subject to the terms hereof.  Landlord and Tenant agree to execute any and all documents reasonably  necessary  for the  assignment  and  assumption  of the Former Space
Lease. Upon the assignment and assumption of the Former Space Lease,  Landlord's nominee  shall  engage a broker  (Sutton &  Edwards,  Inc.  or other  commercial broker) to make  commercially  reasonable  efforts to sublet the Former Space at commercial  rates and terms. The subtenant and the terms of the sublease and the costs incurred in connection  therewith  must be reasonably  approved by Tenant.
Landlord's  nominee  will  instruct its  appointed  broker to present all ready, willing and able  subtenants  to Tenant for its  approval.  Any rent,  brokerage commissions,  fees or other charges of any kind  incurred by Landlord's  nominee under the Former Lease shall be paid by Tenant hereunder as additional rent upon demand  (notwithstanding  and  exclusive  of any "free rent  period"  enjoyed by
Tenant).  Any rent or other monies  attributable to the Former Space received by
Landlord's  nominee from any  subtenant of the Former  Space,  (after  credit to
Landlord's  nominee  for any  unpaid,  or  un-reimbursed,  reasonable  expenses, charges or amounts incurred by Landlord's  nominee,  such as insurance  premiums and deductibles, brokerage commissions,  improvements, tenant allowances, Former
Space Landlord charges, attorneys fees and expenses, fees or costs for the early termination of the Former Space Lease or otherwise),  shall be credited  against
Tenant's  obligations  hereunder.  Tenant shall  indemnify  and hold  Landlord's nominee  harmless  from any harm,  claim or loss  (including  but not limited to reimbursement  of any costs or attorneys fees  incurred)  incurred in connection with the  Former  Space  Lease or the  Former  Space.  Failure  of Tenant to pay
Additional  Rent shall  constitute  a default  hereunder  in the same fashion as failure  to pay fixed  rent.  Any  monies  received  by Tenant on account of the
Former Space Lease shall be  delivered to  Landlord's  nominee.  Nothing  herein shall be construed so as to obligate the Landlord's  nominee to incur any costs, fees or  charges  in excess of rent  charges  due under the  Former  Lease.  The assignment of the Former Lease to Landlord's  nominee shall not serve to release
Tenant from any obligations thereunder.

          Tenant  acknowledges and agrees that Landlord is a commercial landlord of various properties in the area and shall have no duty or obligation by virtue of this lease to first offer the Former Space to its prospective tenants.

ATTORNEY'S FEES

     52. In the event of a dispute hereunder,  and an action or proceeding shall be commenced  against the Tenant by Landlord,  or by Landlord against Tenant, as the case may be, the  prevailing  party,  after final court  determination  with appeals  exhausted,  shall  be  entitled  to  the  reimbursement  of  reasonable attorney's  fees  incurred  by it from the  non-prevailing  party  upon  demand.

                               FalconStor Page 23

IN WITNESS WHEREOF,  Landlord and Tenant have executed this lease as of the date first above written.

                                   LANDLORD:
                                   HUNTINGTON QUADRANGLE 2, LLC

                                   By:  /s/ Anthony Fromer
                                      -------------------------------------
                                            Operating Partner

                                   TENANT: FALCONSTOR SOFTWARE, INC.
                                   TENANT

                                   By:  /s/ Seth Horowitz
                                      -------------------------------------
                                      Name:  Seth R. Horowitz
                                      Title: VP, Corporate Counsel & Secretary

                               FalconStor Page 24

State of NY           )
                      ) ss.:
County of Nassau      )

     On the 21 day of August, 2003, before me, the undersigned,  a Notary Public in and for said State,  personally appeared Anthony Fromer,  personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s)
whose name(s) is (are)  subscribed to the within  instrument and acknowledged to me that he/she/they executed the same in his/her/their  capacity(ies),  and that by  his/her/their  signature(s) on the  instrument,  the  individual(s),  or the person on behalf of which the individual(s) acted, executed the instrument.

State of NY           )
                      ) ss.:
County of Nassau      )

     On the 21 day of August, 2003, before me, the undersigned,  a Notary Public in and for said State,  personally  appeared  August,  Seth Horowitz  personally known to me or  proved  to me on the basis of  satisfactory  evidence  to be the individual(s)  whose name(s) is (are)  subscribed to the within  instrument  and
acknowledged  to  me  that  he/she/they   executed  the  same  in  his/her/their
capacity(ies),  and that by  his/her/their  signature(s) on the instrument,  the individual(s),  or the  person  upon  behalf of which the  individual(s)  acted, executed the instrument.

                               FalconStor Page 25